UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

(Amendment No.)

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

NRC Health

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NRC Health

(f/k/a National Research Corporation)

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 23, 2026

To the Stockholders of

NRC Health:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NRC Health will be held on Tuesday, June 23, 2026, at 3:00 P.M., Central Time, via the Internet at www.virtualshareholdermeeting.com/NRC2026, for the following purposes:

1.    To elect seven directors to hold office until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified.

2.    To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2026.

3.    To conduct a non-binding, advisory vote to approve the compensation of our Named Executive Officers as disclosed in the accompanying proxy statement.

4.    To approve an amendment to our certificate of incorporation to remove certain supermajority voting requirements in Article 6 of our certificate of incorporation, along with certain clarifying, conforming, and ministerial changes.

5.    To approve an amendment to our certificate of incorporation to delete restrictions on the removal of directors without cause, along with certain clarifying, conforming, and ministerial changes.

6.    To approve an amendment to our certificate of incorporation to change the voting requirement for stockholder action by written consent in lieu of a meeting from unanimous to the voting power that would be required to give effect to the action if it were approved at a meeting, along with certain clarifying, conforming, and ministerial changes.

7.    To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The close of business on April 24, 2026, has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

A proxy for the meeting and a proxy statement are enclosed herewith.

By Order of the Board of Directors NRC HEALTH /s/ Shane Harrison Shane Harrison Chief Financial Officer, Treasurer, and Secretary

Lincoln, Nebraska

May   , 2026

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on June 23, 2026.

The NRC Health proxy statement for the 2026 Annual Meeting of Stockholders and the 2025 Annual Report to Stockholders are available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE THE PROXY CARD ACCOMPANYING THE NOTICE OF INTERNET AVAILABLITY OF PROXY MATERIALS, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

YOU MAY ALSO VOTE ON THE INTERNET BY COMPLETING THE ELECTRONIC VOTING INSTRUCTION FORM FOUND AT WWW.PROXYVOTE.COM OR BY TELEPHONE USING A TOUCH-TONE TELEPHONE AND CALLING 1-800-690-6903. VOTE BY 11:59 P.M. ET ON JUNE 22, 2026.

Page

General Information about the Annual Meeting	5
Proposal No. 1 – Election of Directors	8
Corporate Governance	10
2025 Director Compensation	16
Report of the Audit Committee	17
Principal Stockholders	19
Delinquent Section 16(a) Reports	20
Proposal No. 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm	21
Compensation Discussion and Analysis	22
Report of the Compensation and Talent Committee	32
Executive Compensation Tables	33
Proposal No. 3 – Non-Binding, Advisory Vote on Executive Compensation	44
Introductory Note Regarding Proposals Nos. 4-6	45
Proposal No. 4 – Approval of Charter Amendment to Remove Certain Supermajority Voting Requirements in Article 6, Along with Certain Clarifying, Conforming, and Ministerial Changes	46
Proposal No. 5 – Approval of Charter Amendment to Delete Restrictions on Removal of Directors Without Cause, Along with Certain Clarifying, Conforming, and Ministerial Changes	48
Proposal No. 6 – Approval of Charter Amendment to Change the Voting Requirement for Stockholder Action by Written Consent in lieu of a Meeting from Unanimous to the Voting Power that Would be Required to Give Effect to the Action if it were Approved at a Meeting, Along with Certain Clarifying, Conforming, and Ministerial Changes	50
Independent Registered Public Accounting Firm	51
Miscellaneous	51
Annex A – First Amended and Restated Certificate of Incorporation	A-1

NRC Health

1245 Q Street

Lincoln, Nebraska 68508

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 23, 2026

This proxy statement is being furnished to stockholders by the Board of Directors (the “Board”) of NRC Health, formerly known as National Research Corporation (“NRC Health,” the “Company,” “we,” “our,” “us” or similar terms), beginning on or about May , 2026, in connection with a solicitation of proxies by the Board for use at the Annual Meeting of Stockholders to be held on Tuesday, June 23, 2026, at 3:00 P.M., Central Time, virtually via the Internet at www.virtualshareholdermeeting.com/NRC2026, and all adjournments or postponements thereof (the “Annual Meeting”) for the purposes set forth in the attached Notice of Annual Meeting of Stockholders.

Execution of a proxy given in response to this solicitation will not affect a stockholder’s right to vote their shares during the Annual Meeting. Participation at the Annual Meeting of a stockholder who has signed a proxy does not in itself revoke a proxy. Any stockholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to us in writing or in open meeting. You may also vote on the internet by completing the electronic voting instruction form found at www.proxyvote.com or by telephone using a touch-tone telephone and calling 1-800-690-6903. Vote by 11:59 p.m. ET on June 22, 2026. Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at www.virtualshareholdermeeting.com/NRC2026.

A proxy, in the enclosed form, which is properly executed, duly returned to us and not revoked, will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted as follows:

●	FOR each of the seven persons nominated for election as directors referred to herein;

●	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2026;

●

FOR the non-binding, advisory vote to approve the compensation of the individuals named in the Summary Compensation Table set forth below in this proxy statement (such group of individuals are sometimes referred to as our Named Executive Officers);

●

FOR the approval of an amendment to our certificate of incorporation to remove certain supermajority voting requirements in Article 6, along with certain clarifying, conforming, and ministerial changes;

●

FOR the approval of an amendment to our certificate of incorporation to remove restrictions on the removal of directors without cause, along with certain clarifying, conforming, and ministerial changes;

●

FOR the approval of an amendment to our certificate of incorporation to change the voting requirement for stockholder action by written consent in lieu of a meeting from unanimous to the voting power that would be required to give effect to the action if it were approved at a meeting, along with certain clarifying, conforming, and ministerial changes; and

●	On such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy.

Other than the election of seven directors, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2026, the non-binding, advisory vote to approve the compensation of our Named Executive Officers, and the three proposals regarding amendments to our certificate of incorporation, the Board has no knowledge of any matters to be presented for action by the stockholders at the Annual Meeting.

Only holders of record of our common stock, $.001 par value per share (the “Common Stock”), at the close of business on April 24, 2026 (the “Record Date”), are entitled to vote at the Annual Meeting.  On that date, we had outstanding and entitled to vote 22,536,696 shares of Common Stock, each of which is entitled to one vote per share. The presence at the Annual Meeting, via live webcast or by proxy, of a majority of the votes entitled to be cast shall constitute a quorum for the purpose of transacting business at the Annual Meeting. Abstentions and broker non-votes will be counted as present in determining whether there is a quorum.

Information Regarding Participation in the Annual Meeting via the Internet

We will be hosting the Annual Meeting live via the Internet. You will not be able to attend the Annual Meeting in person. Any stockholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/NRC2026. The Annual Meeting webcast will begin promptly at 3:00 P.M., Central Time. We encourage you to access the Annual Meeting webcast prior to the start time. Online check-in will begin 15 minutes prior to 3:00 P.M., Central Time, and you should allow ample time for the check-in procedures.

You will need the 16-digit control number included on your proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail, in order to be able to vote your shares. Instructions on how to connect to the Annual Meeting, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/NRC2026. If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting but you will not be able to vote your shares. Our virtual meeting platform vendor will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting login page.

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders to be held on June 23, 2026

Our notice of annual meeting and proxy statement, 2025 annual report on Form 10-K, letter to stockholders, electronic proxy card, and other annual meeting materials are available on the Internet at www.proxyvote.com. We intend to begin mailing our Notice of Internet Availability of Proxy Materials to stockholders on or about May    , 2026. At that time, we also will begin mailing paper copies of our proxy materials to stockholders who requested them. Additional information on how these materials will be distributed is provided below.

Under U.S. Securities and Exchange Commission (the “SEC”) rules, we are allowed to mail a notice to our stockholders informing them that our proxy statement, annual report on Form 10-K, electronic proxy card, and related materials are available for viewing, free of charge, on the Internet. Stockholders may then access these materials and vote their shares over the Internet, or request delivery of a full set of proxy materials by mail or email. These rules give us the opportunity to serve stockholders more efficiently by making the proxy materials available online and reducing the environmental impact and costs associated with printing and physical delivery. We are utilizing this process for the 2026 Annual Meeting. We intend to begin mailing the required notice, called the Notice of Internet Availability of Proxy Materials (the "Notice"), to stockholders on or about May  , 2026. The proxy materials will be posted on the Internet, at www.proxyvote.com, no later than the day we begin mailing the Notice. If you receive a Notice, you will not receive a paper or email copy of the proxy materials unless you request one in the manner set forth in the Notice.

The Notice contains important information, including:

●	The date, time, and location of the Annual Meeting, and information regarding virtual participation in the Annual Meeting online

●	A brief description of the matters to be voted on at the meeting

●	A list of the proxy materials available for viewing at www.proxyvote.com and the control number you will need to use to access the site

●	Instructions on how to access and review the proxy materials online, how to vote your shares over the Internet, and how to get a paper or email copy of the proxy materials if that is your preference

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Introductory Note Regarding the Recent Declassification of our Board

On April 15, 2026, our Board of Directors unanimously approved amendments to our Bylaws to declassify the Board, which were effective immediately. Previously, our Bylaws provided that the directors were divided into three classes, with staggered terms of three years each. At previous annual meetings, our stockholders elected approximately one-third of the directors to serve a three-year term and until their successors were duly elected and qualified. Following the amendment to our Bylaws, directors are no longer divided into separate classes and all directors are elected annually, to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

In order to further facilitate the declassification of our Board, each of our directors who had a term that was to expire after the Annual Meeting under our classified board structure has submitted to us a resignation, which is effective immediately prior to the commencement of the Annual Meeting, resigning from the balance of their term as director. Accordingly, all incumbent directors’ terms will terminate immediately prior to the Annual Meeting and all incumbent directors have been nominated for reelection to serve until the 2027 annual meeting or until their successors are duly elected and qualified.

Proposal Details

Unless stockholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the seven persons named as nominees herein. The Board has no reason to believe that the listed nominees will be unable or unwilling to serve as directors if elected.  However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board. Each director will be elected by a majority of the votes cast at the Annual Meeting (assuming a quorum is present) in an uncontested election. Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of the directors. Votes will be tabulated by an inspector of elections appointed by the Board.

The following sets forth certain information about the Board’s nominees for election at the Annual Meeting. Currently, three of our seven Board members and nominees are women or ethnic minorities.

Director Nominees

Parul Bhandari, 50, has served as a director of the Company since May 2022. Ms. Bhandari has more than 20 years of experience driving growth and innovation at the world’s leading technology and business development companies. Since 2012, she has held various leadership roles at Microsoft Corporation, a global technology company (NASDAQ: MSFT). Currently, Ms. Bhandari is the Director, Partner Strategy, Worldwide Telco, Media & Gaming at Microsoft, where she contributes to global partner recruiting, enablement and engagement. Previously, Ms. Bhandari was focused on leading Data and Machine Learning for Microsoft’s Worldwide Public Sector. Prior to joining Microsoft, Ms. Bhandari served as Vice President of Business Development and Alliances for the management consulting firm Acelsior, teaming with large defense contractors. Ms. Bhandari has served as a director of Timberland Bancorp, Inc. (NASDAQ: TSBK) since 2021. Ms. Bhandari also served as a director of Cartica Acquisition Corp (NASDAQ: CITE), a blank check company, from January 2022 to May 2023. Ms. Bhandari’s expertise as an accomplished technology leader, leveraging data and AI, as well as her experience driving industry solutions and engaging in digital transformation initiatives, led to the conclusion that she should serve as a director of the Company.

Donald M. Berwick, 79, has served as a director of the Company since October 2015. Dr. Berwick is the former President and Chief Executive Officer of the Institute for Healthcare Improvement, a nonprofit focused on improving healthcare worldwide, which he co-founded and led for almost 20 years, and where he now serves as President Emeritus. He has also been a Lecturer in the Department of Health Care Policy at Harvard Medical School. In 2026, Dr. Berwick joined the Board of Directors of BMC Hospitals Group, a consortium of Boston’s safety net hospitals. From July 2010 to December 2011, Dr. Berwick served as the Administrator of the Centers for Medicare and Medicaid Services as an appointee of President Barack Obama. Dr. Berwick previously served on the faculty of the Harvard Medical School and the Harvard School of Public Health (from 1974 to 2010). He was also vice chair of the U.S. Preventive Services Task Force (from 1990 to 1995), the first “Independent Member” of the Board of Trustees of the American Hospital Association (from 1996 to 1999) and the chair of the National Advisory Council of the Agency for Healthcare Research and Quality (from 1995 to 1999). Dr. Berwick’s expertise as a professional, administrator, lecturer and educator in the field of healthcare led to the conclusion that he should serve as a director of the Company.

Trent Green, 54, has served as our Chief Executive Officer since June 2025. Prior to joining the Company, Mr. Green served as Chief Executive Officer of Amazon One Medical, a hybrid primary care provider owned by Amazon, from September 2023 to February 2025 and as Chief Operating Officer of Amazon One Medical from July 2022 through August 2023. Prior to Amazon One Medical, Mr. Green served in various roles at Legacy Health, a nonprofit healthcare system, including Senior Vice President and Chief Operating Officer between 2019 and 2022, President, Emanuel Medical Center, between 2017 and 2019, and Senior Vice President and Chief Strategy Officer between 2008 and 2017. From 1999 to 2008, Mr. Green was a management consultant for Tiber Group/Navigant Consulting (now Guidehouse). Recognized as a visionary leader in the industry, Mr. Green was named to the inaugural TIME 100 Most Influential People in Health list and previously earned recognition as one of Modern Healthcare’s Top 100 Healthcare Executives. Mr. Green’s extensive experience in the healthcare industry, as well as his insight as our Chief Executive Officer, led to the conclusion that he should serve as a director of the Company.

Michael D. Hays, 71, has served as a director since he founded the Company in 1981 and as Chair since June 2025. He also served as President of the Company from 1981 to 2004, from July 2008 to July 2011, and from October 2020 to May 2025, and as Chief Executive Officer from 1981 to May 2025. Prior to founding the Company, Mr. Hays served for seven years as a Vice President and a director of SRI Research Center, Inc. (n/k/a the Gallup Organization). Mr. Hays’ background as founder of the Company, and his long and successful tenure as Chief Executive Officer and a director, led to the conclusion that he should serve as a director of the Company.

Stephen H. Lockhart, 67, has served as a director of the Company since May 2021. Dr. Lockhart served as senior vice president and chief medical officer for Sutter Health Network, a not-for-profit system of hospitals, physician organizations, and research institutions in Northern California, from 2015 to 2021. Prior to that role, Dr. Lockhart served as Sutter Health Network’s regional chief medical officer for the East Bay Region from 2010 to 2015. From 2008 to 2010, Dr. Lockhart served as the chief administrative officer at the St. Luke’s campus of Sutter’s California Pacific Medical Center. In 2017, Dr. Lockhart was named to California Governor Brown’s Advisory Committee on Precision Medicine as part of California’s effort to use advanced computing and technology to better understand, treat, and prevent disease. Dr. Lockhart serves on the boards of Molina Healthcare, Inc. (NYSE: MOH), a health plan provider under Medicaid and Medicare programs and in state insurance marketplaces, and West Pharmaceutical Services, Inc. (NYSE: WST), a leading global manufacturer of integrated containment and delivery systems for injectable medicines. Dr. Lockhart also serves on the board of the David and Lucile Packard Foundation and is chairman of Parks California – a nonprofit dedicated to supporting California's parks and public lands. Dr. Lockhart’s 36 years of experience in the healthcare industry and his background as medical provider and administrator in a large healthcare system led to the conclusion that he should serve as a director of the Company.

John N. Nunnelly, 73, has served as a director of the Company since December 1997, and lead director since May 2012. Mr. Nunnelly is a retired Group President from McKesson Corporation, a leader in pharmaceutical distribution and healthcare information technology.  During his 28-year career at McKesson, Mr. Nunnelly served in a variety of other positions, including Vice President of Strategic Planning and Business Development, Vice President and General Manager of the Amherst Product Group and Vice President of Sales-Decision Support.  These responsibilities included leading several business units, including one with over $360 million in annual revenue.  In addition, he was involved in managing a number of mergers and acquisitions.  Mr. Nunnelly has also served as an adjunct professor at the University of Massachusetts, School of Nursing, advising students and faculty on matters pertaining to healthcare information technology.  These experiences and Mr. Nunnelly’s expertise as a professional and educator in the field of healthcare information technology led to the conclusion that he should serve as a director of the Company.

Penny A. Wheeler, 67, has served as a director of the Company since May 2021. From 2015 to 2021, Dr. Wheeler served as the chief executive officer of Allina Health, a not-for-profit healthcare system serving over 1.5 million individuals in Minnesota and western Wisconsin. Prior to that role she served as chief clinical officer since 2006. For 20 years, Dr. Wheeler has also served as a board certified obstetrician/gynecologist where she spent considerable time interacting with, and caring for, patients and the community. In 2015, Minnesota Governor Mark Dayton appointed Dr. Wheeler to the Taskforce for Health Care Financing, and Dr. Wheeler has been named as one of the top 25 women in healthcare by Modern Healthcare magazine. Dr. Wheeler currently serves as a Regent of the University of Minnesota. She is past chair of the University's Academic Health Committee and currently chairs the Finance Committee of the Board of Regents. She is also on the Board of Cedar Cares, an organization that eases the patient billing experience through customized engagement. Dr. Wheeler’s past leadership experiences in the healthcare industry led to the conclusion that she should serve as a director of the Company.

THE BOARD UNANIMOUSLY RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH STOCKHOLDER TO VOTE “FOR” SUCH NOMINEES. SHARES OF THE COMPANY’S COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” SUCH NOMINEES.

CORPORATE GOVERNANCE

Independent Directors and Annual Meeting Attendance

Of the seven directors currently serving on the Board, the Board has determined that Donald M. Berwick, Parul Bhandari, Stephen H. Lockhart, John N. Nunnelly, and Penny A. Wheeler are “independent directors” as that term is defined in the listing standards of The NASDAQ Stock Market.

We do not have a policy regarding director attendance at our annual meetings of stockholders. Three of our board members attended our 2025 annual meeting of stockholders.

Currently, Mike Hays serves as Chair of the Board. While our Chair and chief executive officer are currently separate, we do not have a policy on whether the roles of chief executive officer and Chair must be separate. The Board has, however, designated a lead director since 2007, with Mr. Nunnelly serving as the lead director since May 2012.

The lead director is an independent director who is appointed by the independent directors and who works closely with the chief executive officer and Chair. In addition to serving as the principal liaison between the independent directors and the chief executive officer and Chair in matters relating to the Board as a whole, the primary responsibilities of the lead director are as follows:

●

Preside at all meetings of the Board at which the Chair is not present, including any executive sessions of the independent directors, and establish agendas for such executive sessions in consultation with the other directors, the chief executive officer, and the Chair;

●

Advise the chief executive officer and the Chair as to the quality, quantity, and timeliness of the flow of information from management that is necessary for the independent directors to effectively perform their duties;

●	Have the authority to call meetings of the independent directors as appropriate; and

●	Be available to act as the spokesperson for the Company if the chief executive officer or the Chair is unable to act as the spokesperson.

Committees

The Board held four meetings and the independent directors did not separately meet in 2025. All incumbent directors attended at least 75% of the aggregate of the meetings of the Board and the committees on which they served (during the periods for which they served) during 2025.

The Board has a standing Audit Committee, Compensation and Talent Committee (the “Compensation Committee”), Nominating Committee, and Strategic Planning Committee. Each of these committees has the responsibilities set forth in formal written charters adopted by the Board. We make available copies of each of these charters free of charge on our website located at www.nrchealth.com/investor-relations/corporate-governance/. The contents of our website are not incorporated by reference into this proxy statement.

The Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by overseeing our systems of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established; our accounting and financial reporting processes; the audits of our financial statements; and oversight of the risks and exposures relating to data privacy, information security, and cybersecurity. The Audit Committee presently consists of John N. Nunnelly (Chairperson), Donald M. Berwick, Parul Bhandari, Stephen H. Lockhart, and Penny A. Wheeler, each of whom meets the independence standards of The NASDAQ Stock Market and the Securities and Exchange Commission for audit committee members. The Board has determined that John N. Nunnelly qualifies as an “audit committee financial expert,” as Mr. Nunnelly (i) meets the Audit Committee member independence criteria under applicable SEC rules, (ii) is independent, as independence for Audit Committee members is defined under applicable NASDAQ listing standards, and (iii) has sufficient knowledge, experience and sophistication in financial and auditing matters under relevant SEC and NASDAQ rules. The Audit Committee held three meetings in 2025.

The Compensation Committee determines compensation programs for our executive officers, reviews management’s recommendations as to the compensation to be paid to other key personnel and administers our equity-based compensation plans. The Compensation Committee presently consists of Stephen H. Lockhart (Chairperson), Donald M. Berwick, Parul Bhandari, John N. Nunnelly, and Penny A. Wheeler, each of whom meets the independence standards of The NASDAQ Stock Market and the Securities and Exchange Commission for compensation committee members. The Compensation Committee held one meeting in 2025. From time to time, with the last time being in 2015, the Compensation Committee or our management has engaged a nationally recognized compensation consultant to assist us in our review of our compensation and benefits programs, including the competitiveness of pay levels against similarly sized companies, executive compensation design issues, market trends and technical considerations. The Compensation Committee did not use this information in setting the compensation of our executive officers in 2025 and does not use a peer group given the absence of any publicly traded peers.

The Nominating Committee presently consists of Donald M. Berwick (Chairperson), Parul Bhandari, Stephen H. Lockhart, John N. Nunnelly, and Penny A. Wheeler, each of whom meets the independence standards of The NASDAQ Stock Market for nominating committee members. The Nominating Committee’s primary functions are to: (1) recommend persons to be selected by the Board as nominees for election as directors and (2) recommend persons to be elected to fill any vacancies on the Board. The Nominating Committee held one meeting in 2025.

The Strategic Planning Committee assists the Board in reviewing and, as necessary, altering, our strategic plan, reviewing industry trends and their effects, if any, on us and assessing our portfolio of products, services and offerings and the viability of such portfolio in meeting the needs of the markets that we serve. John N. Nunnelly (Chairperson), Donald M. Berwick, Parul Bhandari, Stephen H. Lockhart, and Penny A. Wheeler are the current members of the Strategic Planning Committee. The Strategic Planning Committee did not meet in 2025, as strategic and product portfolio matters were reviewed by the entire Board.

Board Oversight of Risk

The full Board is responsible for the oversight of our operational and strategic risk management process. The Board relies on its Audit Committee to address significant financial risk exposures facing us and the steps management has taken to monitor, control, and report such exposures, with appropriate reporting of these risks to be made to the full Board. The Audit Committee also inquires of, and receives regular reports from, management, our independent accountants, and our internal auditor about significant risks and exposures, including risks and exposures relating to data privacy, information security, and cybersecurity, and assesses the steps management has taken to minimize such risks and exposures, with appropriate reporting of these risks to be made to the full Board. The Board relies on its Compensation Committee to address significant risk exposures facing us with respect to compensation, with appropriate reporting of these risks to be made to the full Board. The Board’s role in our risk oversight has not affected the Board’s leadership structure.

Majority Vote Policy

As a matter of robust and effective corporate governance, our Bylaws require that, for directors to be elected (or reelected) to serve on the Company’s Board, in an uncontested election, they must receive support from holders of a majority of shares voted. Pursuant to our Bylaws, if a director does not receive at least a majority of the votes cast in an uncontested election, such director is required to submit his or her offer of resignation for consideration by the Board. Following submission of such offer of resignation and within sixty days following certification of the stockholder’s vote, the Nominating Committee shall recommend to the Board the action to be taken with respect to such offer of resignation. In determining whether or not to recommend that the Board accept a resignation offer, the Nominating Committee may consider all factors believed to be relevant by the Nominating Committee’s members, including without limitation: (1) any stated reasons for the director not receiving the required majority vote and whether the underlying cause or causes are curable; (2) the factors, if any, set forth in the guidelines or other policies that are to be considered by the Nominating Committee in evaluating potential candidates for the Board as such factors relate to each director who has so offered his or her resignation; (3) the length of service of such director; (4) the effect of such resignation on the Company’s compliance with any law, rule, regulation, stock exchange listing standards, or contractual obligations; (5) such director’s contributions to the Company; and (6) any other factors that the Nominating Committee believes are in the best interest of the Company. Following submission of the Nominating Committee’s recommendation and within ninety days of certification of the stockholder’s vote, the Board shall act on the Nominating Committee’s recommendation and publicly disclose their decision and reasons therefor. In determining whether to accept any resignation offer, the Board shall take into account the factors considered by the Nominating Committee and any additional information and factors the Board believes relevant.

Proxy Access

In accordance with our Bylaws, eligible stockholders who have continuously owned at least 3% of our outstanding Common Stock for at least the three immediately preceding years may submit director nominees for inclusion in our proxy materials. Up to 20 eligible stockholders may aggregate their holdings together to reach the 3% ownership threshold. The number of director nominees nominated by an eligible stockholder or a group of eligible stockholders may not be more than 20% of the total number of directors of the Company, but not less than two. Notice of nominations must be received no earlier than 150 days and no later than 120 days prior to the anniversary of the date the Company mailed its proxy for the immediately preceding annual meeting of stockholders, provided that if the current year’s annual meeting is not scheduled to be held within a period that commences 30 days before the anniversary date of the immediately preceding annual meeting of stockholders and ending within 30 days after such anniversary, notice of nominations must be given by the later of the close of business on the date which is 180 days prior to the date of the current year’s annual meeting or the 10th day following the date the current year’s annual meeting is first publicly announced or disclosed.

Nominations of Directors

The Nominating Committee will consider persons recommended by stockholders to become nominees for election as directors. Recommendations for consideration by the Nominating Committee should be sent to the Secretary of the Company in writing together with appropriate biographical information concerning each proposed nominee. Our Bylaws also set forth certain requirements for stockholders wishing to nominate director candidates directly for consideration by the stockholders. With respect to an election of directors to be held at an annual meeting, a stockholder must, among other things, give notice of intent to make such a nomination to the Secretary of the Company not less than 90 days or more than 120 days prior to first anniversary of the previous year’s annual meeting. In the event, however, that no annual meeting was held the previous year or the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the previous year’s annual meeting, in order to be timely notice by the stockholder must be received not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

In identifying and evaluating nominees for director, the Nominating Committee seeks to ensure that the Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board is comprised of directors who have broad and varied backgrounds, possessing knowledge in areas that are of importance to us. The Nominating Committee looks at each nominee on a case‑by‑case basis regardless of who recommended the nominee. In looking at the qualifications of each candidate to determine if their election would further the goals described above, the Nominating Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint, and industry knowledge. In addition, the Board and the Nominating Committee believe that the following specific qualities and skills are necessary for directors to possess:

●	A director must display high personal and professional ethics, integrity, and values.

●	A director must have the ability to exercise sound business judgment.

●

A director must be accomplished in his or her respective field, with broad experience at the administrative and/or policy-making level in business, government, education, technology, or public interest.

●	A director must have relevant expertise and experience, and be able to offer advice and guidance based on that expertise and experience.

●	A director must have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of the Company’s business.

●

A majority of the directors should be independent directors under the rules of the NASDAQ Stock Market, recognizing that directors who are not independent also make valuable contributions to the Board and to the Company by reason of their experience and wisdom.

The Board also believes the following qualities or skills are necessary for one or more directors to possess:

●

At least one independent director must have the requisite experience and expertise to be designated as an “audit committee financial expert,” as defined by applicable rules of the Securities and Exchange Commission, and have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, as required by the rules of NASDAQ.

●

One or more of the directors generally must be active or former executive officers of public or private companies or leaders of major complex organizations, including commercial, scientific, government, educational, and other similar institutions.

Compensation Committee Interlocks and Insider Participation

Dr. Berwick, Ms. Bhandari, Dr. Lockhart, Mr. Nunnelly, and Dr. Wheeler served on the Compensation Committee during 2025. None of such individuals were our officers or employees at any time during 2025 or as of the date of this Proxy Statement, nor was any such individual a former officer of the Company. In 2025, no member of our Compensation Committee had any relationship or transaction with us that would require disclosure as a "related person transaction" under Item 404 of Securities and Exchange Commission Regulation S-K in this Proxy Statement under the section entitled Transactions with Related Persons.

During 2025, none of our executive officers served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on our Compensation Committee.  Additionally, during 2025, none of our executive officers served as a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a member of our Board or Compensation Committee.

Transactions with Related Persons

The Company had no related person transactions during 2025, and none are currently proposed, in which we were a participant and in which any related person had a direct or indirect material interest. Our Board has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

●	A “related person” means any of our directors, executive officers, nominees for director, any holder of 5% or more of the Common Stock, or any of their immediate family members; and

●

A “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

Each of our executive officers, directors or nominees for director is required to disclose to the Audit Committee certain information relating to related person transactions for review, approval or ratification by the Audit Committee. Disclosure to the Audit Committee should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the related person transaction. The Audit Committee’s decision whether to approve or ratify a related person transaction is to be made in light of the Audit Committee’s determination that consummation of the transaction is not or was not contrary to our best interests. Any related person transaction must be disclosed to the full Board.

Communications with the Board of Directors

Stockholders may communicate with the Board by writing to NRC Health, Board of Directors (or, at the stockholder’s option, to a specific director), c/o Michelle Bachman, Executive Secretary, 1245 Q Street, Lincoln, Nebraska 68508. Ms. Bachman will ensure that the communication is delivered to the Board or the specified director, as the case may be.

Information About Our Executive Officers

Set forth below is certain information regarding our current executive officers (other than our Chair, Mr. Hays, and our CEO and President, Mr. Green, for whom information is set forth above under Director Nominees).

David Burik, 68, joined the Company as Executive Vice President, Strategic Insights in January 2026, bringing more than 30 years of healthcare consulting experience. Prior to joining the Company, he was a Partner at Guidehouse, a leading provider of consulting, technology, and managed services, from January 2020 to January 2026 and served as Managing Director at Navigant from January 2004 to January 2020. Mr. Burik was a Founding Partner at Tiber Group from 1989 to 2004 and served as Manager at Price Waterhouse from 1980 to 1989.

Shane Harrison, 49, has served as our Executive Vice President and Chief Financial Officer since September 2025. Prior to joining the Company, Mr. Harrison served as Senior Vice President of Finance and Investor Relations at PowerSchool, a leading provider of K-12 education software from 2022 to August 2025. Prior to that, he served as Senior Vice President of Corporate Development for NAVEX Global, a risk and compliance-based SaaS business, from 2019 to 2021, and in various positions, including Senior Vice President of Corporate Development and Investor Relations, Corporate Treasurer, and Interim CFO, for FLIR Systems, a publicly traded advanced imaging sensors business, from 2010 to 2019. Mr. Harrison began his career with Deloitte and was an investment banker at Lehman Brothers after he received his Bachelor of Science in Accounting from the University of Oregon and a Master of Business Administration from the UCLA Anderson School of Management.

Helen L. Hrdy, 61, has served as our Chief Operating Officer since October 2024 and as an Executive Vice President since October 2025. Previously, Ms. Hrdy served as our Chief Customer Officer from January 2024 to October 2024, our Chief Growth Officer from January 2020 to January 2024, and Senior Vice President, Customer Success, from January 2012 to January 2020. Prior to this Ms. Hrdy held various positions of increasing responsibility with the Company since 2000.

Andy Monnich, 50, has served as our Chief Corporate Development Officer since January 2024 and an Executive Vice President since October 2025. For over the past 20 years, Mr. Monnich has worked in product and corporate development roles across the healthcare, financial services, and education industries, including for the Company as Senior Vice President of Strategy and Corporate Development from 2011 to 2013, as Managing Director and Co-Founder of Connect from 2013 to 2016, when Connect was acquired by the Company, and as Chief Strategy Officer at Practicing Excellence from July 2018 to August 2020. Prior to rejoining the Company in 2024, Mr. Monnich worked as a consultant; developing, defining, and implementing strategies that helped businesses make lasting improvements to their innovation and performance.

Jason R. Rau, 55, has served as Executive Vice President, Sales since October 2025. He previously served in various roles at the Company, including as Area Manager from 1995 to 2002, as Regional Manager from 2002 to 2003, Vice President of Sales of NRC Picker from 2003 to 2008, President of NRC Picker from 2008 to 2011, in Strategy and Corporate Development from 2011 to 2013, and as Senior Vice President from July 2024 to October 2025. Mr. Rau also served as Chief Growth Officer of Nobl, a healthcare rounding technology company, from June 2022 to July 2024 when Nobl was acquired by the Company, and as Executive Vice President Business Development of Practicing Excellence, a human development company specializing in healthcare, from January 2018 to June 2022. He was also the Co-Founder of Connect from 2013 to 2016. Mr. Rau served on an Expert Advisor Panel at The Joint Commission from 2009 to 2010 and began his career as an Account Executive in the telecom industry from 1993 to 1995.

Our executive officers are elected by and serve at the discretion of the Board. There are no family relationships between any of our directors or executive officers. There are no arrangements or understandings between any of our executive officers and any other person pursuant to which any of our executive officers was or is to be selected as an officer.

2025 DIRECTOR COMPENSATION

Directors who are employees of the Company receive no compensation for service as members of either the Board or committees thereof. Directors who are not employees of the Company were entitled to receive the following in 2025:

●	an annual fixed fee of $75,000 for the lead director and $50,000 for each other director;
●

a cash payment of up to $50,000, conditioned on each director’s in-person participation in at least two in-person meetings for the year, to be paid in $25,000 increments per in-person meeting attended (the “Director Cash Payment”);

●

a grant of an option to purchase shares of our Common Stock with a target grant date fair value of approximately $50,000, rounded to the nearest whole share and computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”), or successor rule, conditioned on each director’s in-person participation in both of the two in-person meetings for the year (the “Director Equity Award”); and

●

pursuant to the National Research Corporation 2004 Non-Employee Director Stock Plan, as amended (the “2004 Director Stock Plan”), each director who is not an associate (i.e., employee) of the Company also received an annual grant of an option to purchase shares of our Common Stock on the date of each Annual Meeting of Stockholders with a target grant date fair value of approximately $100,000, rounded to the nearest whole share and computed in accordance with FASB ASC Topic 718, or successor rule, an exercise price equal to the fair market value of our Common Stock on the date of grant, and scheduled to vest the day immediately preceding the next annual meeting of stockholders.

Directors are also reimbursed for out-of-pocket expenses associated with attending meetings of the Board and committees thereof. We also cover the expense of our directors and executive officers for complying with their SEC reporting obligations, including under Section 16(a) and Section 13(d) of the Exchange Act.

The options granted to our directors during 2025 were granted in accordance with our Board’s standard practice of making annual options grants effective on the date of the annual meeting of stockholders. The timing of the grants was not tied to the timing of any release of material nonpublic information.

The following table sets forth information regarding the compensation received by each of our non-employee directors during 2025:

Director	Fees Earned or Paid in Cash (1)	Option Awards(2)	Total
Donald M. Berwick	$100,000	$150,000	$250,000

Parul Bhandari	$75,000	$100,000	$175,000

Stephen H. Lockhart	$75,000	$100,000	$175,000

John N. Nunnelly	$125,000	$150,000	$275,000

Penny A. Wheeler	$100,000	$150,000	$250,000

(1) Includes the annual cash fixed fee plus the earned portion of the Director Cash Payment.

(2) Represents the aggregate grant date fair value of option awards granted during the year, computed in accordance with FASB ASC Topic 718. See Note 8 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, for a discussion of assumptions made in the valuation of share-based compensation. For Dr. Berwick, Mr. Nunnelly, and Dr. Wheeler, amount reflects options earned in respect of the Director Equity Award. As of December 31, 2025, the outstanding option awards for each director were as follows: Dr. Berwick – 109,201 options; Ms. Bhandari – 77,365 options; Dr. Lockhart – 79,398 options; Mr. Nunnelly – 112,780 options; and Dr. Wheeler – 102,023 options.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter, the Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by overseeing the Company’s systems of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established; the Company’s accounting and financial reporting processes; and the audits of the financial statements of the Company.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2025 Annual Report on Form 10-K with the Company’s management and independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the audited financial statements in conformity with U.S. generally accepted accounting principles and on the Company’s internal control over financial reporting.

The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board regarding communications with audit committees. In addition, the Company’s independent registered public accounting firm provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm the firm’s independence. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. The Audit Committee has considered whether the provision of the services relating to the Audit-Related Fees, Tax Fees and All Other Fees set forth in Miscellaneous – Independent Registered Public Accounting Firm was compatible with maintaining the independence of the independent registered public accounting firm and determined that such services did not adversely affect the independence of the firm.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the Securities and Exchange Commission.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

AUDIT COMMITTEE

John N. Nunnelly, Chairperson

Donald M. Berwick

Parul Bhandari

Stephen H. Lockhart

Penny A. Wheeler

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of Common Stock as of March 31, 2026 by: (1) each director and director nominee; (2) each of the executive officers named in the Summary Compensation Table; (3) all of the directors and executive officers as a group; and (4) each person (or group as that term is defined in Exchange Act Section 13(d)(3)) known to the Company to be the beneficial owner of more than 5% of the Common Stock. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned. As of March 31, 2026, there were 22,536,696 shares of Common Stock outstanding.

	Shares Beneficially Owned
Name of Beneficial Owner	Shares		% (1)
Directors and Named Executive Officers (2)
Trent Green	500,000		2.2%
Shane Harrison	158,729	(3)	*
Helen L. Hrdy	180,281	(4)	*
Andy Monnich	100,000		*
Jason Rau	-		*
Michael D. Hays	847,299	(5)	3.8%
Linda Stacy	-		*
Donald M. Berwick	74,284	(4)	*
Parul Bhandari	51,267	(4)	*
Stephen H. Lockhart	53,300	(4)	*
John N. Nunnelly	110,529	(4)	*
Penny A. Wheeler	67,106	(4)	*
All directors, nominees, and executive officers as a group (twelve persons)	2,093,256		9.2%

Other Holders
Common Property Trust (6)	8,609,601		38.2%
Amandla LLC (6)	4,755,317		21.1%
Common Property Trust LLC (6)	3,854,284		17.1%
Patrick E. Beans (7)	10,575,634		46.9%
Kayne Anderson Rudnick Investment Management LLC (8)	2,657,832		11.8%

* Denotes less than 1%.

(1)

In accordance with applicable rules under the Exchange Act, the number of shares indicated as beneficially owned by a person includes shares of common stock that such person has the right to acquire within 60 days of March 31, 2026, including shares underlying options that are currently exercisable or will be exercisable within 60 days of March 31, 2026. Shares of common stock underlying stock options that are currently exercisable or will be exercisable within 60 days of March 31, 2026 are deemed to be outstanding for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	The address of all directors and officers is 1245 Q Street, Lincoln, Nebraska 68508.

(3)

Includes (i) 21,729 shares of Common Stock held directly by Mr. Harrison; (ii) 129,000 shares of restricted stock which have not vested but with respect to which Mr. Harrison has voting power; and (iii) 8,000 shares of Common Stock held indirectly by Mr. Harrison through an IRA.

(4)

Includes shares of Common Stock that may be purchased under stock options which are currently exercisable or exercisable within 60 days of March 31, 2026, as follows: Ms. Hrdy, 45,462 shares; Dr. Berwick, 74,284 shares; Ms. Bhandari, 51,267 shares; Dr. Lockhart, 53,300 shares; Mr. Nunnelly, 77,863 shares; and Dr. Wheeler, 67,106 shares.

(5)

Includes: (i) 20,154 shares of Common Stock held directly by Mr. Hays; (ii) 76,095 shares of Common Stock held by Mr. Hays’ wife (Mr. Hays disclaims beneficial ownership of the shares held by his wife); (iii) 25,017 shares of Common Stock that may be purchased under stock options which are currently exercisable or exercisable within 60 days of March 31, 2026; and (iv) an aggregate of 726,033 shares of Common Stock held directly by various irrevocable trusts (the “Irrevocable Trusts”) created by Mr. Hays for the benefit of various family members (the “Irrevocable Trust Shares”), that Mr. Hays has the right to reacquire at any time by substituting other property having equivalent value therefor (such that Mr. Hays shares beneficial ownership of the Irrevocable Trust Shares with the trusts that hold such shares directly). Excludes: (i) 4,755,317 shares of Common Stock held directly by Amandla LLC (“Amandla”), a limited liability company wholly owned by Common Property Trust (“CPT”), an irrevocable trust created by Mr. Hays for the benefit of various family members, and 3,854,284 shares of Common Stock held by Common Property Trust LLC (“CPT LLC”), a limited liability company wholly owned by CPT (collectively, the “CP Trust Shares”); (ii) 47,110 shares of Common Stock (the “1999 Trust Shares”) held directly by a trust created by Mr. Hays for the benefit of various family members (the “1999 Trust”); and (iii) an aggregate of 142,597 shares of Common Stock (the “Family Trust Shares”) held directly by two irrevocable trusts created by Mr. hays for the benefit of various family members (the “Family Trusts”). Mr. Hays has the power to replace the manager of Amandla and CPT LLC (currently Patrick E. Beans), who has direct voting and dispositive power with respect to the CP Trust Shares, at any time, subject to certain limitations as to the identity of the replacement manager. As a result, Mr. Hays may be deemed to be the beneficial owner of the CPT Trust Shares, however, Mr. Hays disclaims beneficial ownership of all CP Trust Shares. In addition, Mr. Hays has the power to replace the trustee of the 1999 Trust (currently Patrick E. Beans), who has direct voting and dispositive power with respect to the 1999 Trust Shares, at any time, subject to certain limitations as to the identity of the replacement trustee. As a result, Mr. Hays may be deemed to be the beneficial owner of the 1999 Trust Shares, however, Mr. Hays disclaims beneficial ownership of the 1999 Trust Shares. In addition, Mr. Hays has the power to replace the Protector of the Family Trusts, who can in turn replace the Special Holdings Direction Advisor of the Family Trusts at any time (currently Mr. Beans), who has direct voting and dispositive power with respect to the Family Trust Shares, subject in each case to certain limitations as to the identity of the replacement. As a result, Mr. Hays may be deemed to be the beneficial owner of the Family Trust Shares, however, Mr. Hays disclaims beneficial ownership of the Family Trust Shares. Also see footnotes (6) and (7).

(6)

CPT is: (i) the 100% owner of Amandla, which is the direct owner of 4,755,317 shares of Common Stock; and (ii) the 100% owner of CPT LLC, which is the direct owner of 3,854,284 shares of Common Stock (such that CPT and Amandla share beneficial ownership of the Common Stock held directly by Amandla; and CPT and CPT LLC share beneficial ownership over the shares of Common Stock held directly by CPT LLC). The address for CPT is 20 Montchanin Road, Suite 100, Greenville, DE 19807. The address of Amandla and CPT LLC is 709 Pier 2, Lincoln, NE 68528. Also see footnote (7).

(7)

Includes: (i) 35,003 shares of Common Stock held by Mr. Beans directly; (ii) the CP Trust Shares (Mr. Beans is the manager of Amandla and CPT LLC); (iii) the Irrevocable Trust Shares (Mr. Beans is the Special Holdings Direction Advisor and Protector of the Irrevocable Trusts); (iv) the Family Trust Shares (PB is the Special Holdings Direction Advisor and Protector of the Family Trusts); (v) the 1999 Trust Shares (Mr. Beans is the trustee of the 1999 Trust); (vi) an aggregate of 423,561 shares of Common Stock (the “Additional Shares”) held directly by various trusts created by Mr. Hays (the “Additional Shares Trusts”) for the benefit of various family members (PB is the Special Holdings Direction Advisor and Protector of the Additional Shares Trusts, with direct voting and dispositive power over the Additional Shares); (vii) an aggregate of 312,629 shares of Common Stock (the “Burr Oak Shares”) held directly by various limited liability companies (the “Burr Oak LLCs”) that are 100% owned by certain of the Irrevocable Trusts, the Family Trusts, and an Additional Share Trust (the “Burr Oak Irrevocable Trusts”) (Mr. Beans is the Special Manager of the Burr Oak LLCs); and (viii) 279,100 shares of Common Stock (the “Foundation Shares”) held by a charitable foundation formed by Mr. Hays (Mr. Beans is one of two members of the Special Holdings Direction Advisor Committee for such foundation). As a result, Mr. Beans shares beneficial ownership over: (1) the CP Trust Shares with CPT, Amandla and CPT LLC; (2) the Irrevocable Trust Shares with the Irrevocable Trusts and Mr. Hays; (3) the Family Trust Shares with the Family Trusts; (4) the 1999 Trust Shares with the 1999 Trust; (5) the Additional Trust Shares with the Additional Trusts; (6) the Burr Oak Shares with the Burr Oak LLCs and the Burr Oak Irrevocable Trusts; and (7) the Foundation Shares with the other member of the Special Holdings Direction Advisor Committee for such foundation and such foundation (Mr. Beans disclaims beneficial ownership of the Foundation Shares). Mr. Bean’s address is 709 Pier 2, Lincoln, NE 68528.

(8)

The number of shares owned set forth above in the table is as of or about December 31, 2025 as reported by Kayne Anderson Rudnick Investment Management LLC (“Kayne Anderson”) in its amended Schedule 13G filed with the Securities and Exchange Commission on February 13, 2026. The address for Kayne Anderson is 2000 Avenue of the Stars, Suite 1110, Los Angeles, California 90067. Kayne Anderson reports sole voting power with respect to 458,587 of these shares; sole dispositive power with respect to 481,196 of these shares; and shared voting and dispositive power with respect to 2,176,636 of these shares. The amended Schedule 13G further provides that the shares noted as beneficially owned by Kayne Anderson include: (i) 1,739,966 shares beneficially owned by Virtus Investment Advisers, LLC, One Financial Plaza, Hartford, Connecticut 06103, for which such person has shared voting and dispositive power; and (ii) 1,708,009 shares beneficially owned by Virtus Equity Trust on behalf of Virtus KAR Small Cap Growth Fund, 101 Munson Street, Greenfield, Massachusetts 01301, for which such person has shared voting and dispositive power.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and persons who beneficially own (directly or indirectly) more than 10% of our common stock to file reports with the SEC regarding their ownership and changes in ownership of our securities. Based upon our examination of the copies of Forms 3, 4, and 5, and amendments thereto, filed electronically with the SEC and the written representations of our directors and executive officers, we believe that, during fiscal 2025 our directors, executive officers, and greater than 10% beneficial owners complied with all Section 16(a) filing requirements, with the exception of one late Form 3 and one late Form 4 for Mr. Patrick Beans filed in 2025, one late Form 4 for Common Property Trust and one late Form 4 for Amandla MK Trust filed in 2025, one late Form 3 for Mr. Jason Rau filed in 2025, and one late Form 4 for Shane Harrison filed in 2026 but which was due in 2025. Each late Form 4 reported a single transaction, except that Mr. Beans’ late Form 4 reported four transactions.

PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2026.

We are asking our stockholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm. Although ratification is not required, our Board is submitting the appointment of KPMG LLP to our stockholders for ratification because we value our stockholders’ views on our independent auditors and as a matter of good corporate practice. In the event that our stockholders fail to ratify the appointment, the Audit Committee will consider it as a direction to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent auditor at any time if it determines that such a change would be in the best interests of the Company and our stockholders.

Representatives of KPMG LLP are expected to participate in the Annual Meeting via the live webcast with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

Assuming a quorum is present at the Annual Meeting, the number of votes cast for the ratification of the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026 must exceed the number of votes cast against it. Abstentions and broker non-votes will be counted as present in determining whether there is a quorum; however, they will not constitute a vote “for” or “against” ratification and will be disregarded in the calculation of votes cast. A broker non-vote occurs when a broker submits a proxy card with respect to shares that the broker holds on behalf of another person but declines to vote on a particular matter, either because the broker elects not to exercise its discretionary authority to vote on the matter or does not have authority to vote on the matter.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. SHARES OF THE COMPANY’S COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Executive Compensation Philosophy

Key features of our compensation program include the following:

✔	Direct link between pay and performance that aligns business strategies with stockholder value creation
✔	Annual say-on-pay votes
✔	No excessive perquisites for executives
✔	Appropriate balance between short- and long-term compensation that discourages short-term risk taking at the expense of long-term results

We recognize the importance of maintaining sound principles for the development and administration of our executive compensation and benefit programs. Specifically, we design our executive compensation and benefit programs to advance the following core principles:

●	Competitive Pay for Our Market. We strive to compensate our executive officers at levels to ensure that we continue to attract and retain a highly competent and committed management team.

●	Align with Stockholders. We seek to align the interests, perspectives and decision-making of our executive officers with the interests of our stockholders primarily through equity grants.

We believe that a focus on these principles will benefit us and, ultimately, our stockholders in the long term by ensuring that we can attract and retain highly-qualified executive officers who are committed to our long-term success.

In addition, the Compensation Committee considers all factors that may have an impact on our financial performance when approving our compensation programs, including tax (such as Section 162(m) of the Internal Revenue Code (“Section 162(m)”)) and accounting rules and regulations. Section 162(m) generally limits our ability to deduct compensation paid to “covered employees” (as defined in the Internal Revenue Code) to the extent such compensation exceeds $1 million to such employee in any fiscal year. Although our compensation programs may take into consideration Section 162(m) as a factor, these considerations will not necessarily limit compensation to only amounts that are deductible by us under Section 162(m).

Named Executive Officers

For the year ended December 31, 2025, our named executive officers (collectively, the “Named Executive Officers or NEOs”) were as follows:

Name	Position
Trent Green	Chief Executive Officer
Shane Harrison	Chief Financial Officer
Helen L. Hrdy	EVP & Chief Operating Officer
Andy Monnich	EVP & Chief Corporate Development Officer
Jason Rau	Executive Vice President, Sales
Michael D. Hays	Chair, Former Chief Executive Officer
Linda Stacy	Former Interim Principal Financial Officer

Mr. Hays served as our chief executive officer and principal executive officer until June 1, 2025, at which time Mr. Green became our chief executive officer and our principal executive officer and Mr. Hays became our Chair. Mr. Hays also served as our principal financial officer from April 18, 2025 until September 29, 2025, at which time Mr. Harrison became our chief financial officer and principal financial officer. Ms. Stacy served as our interim principal financial officer from February 26, 2025 until April 18, 2025, when she was succeeded by Mr. Hays.

Role of the Compensation Committee

The Board appoints the Compensation Committee, which consists entirely of directors who are “non-employee directors” for purposes of the Exchange Act. The following individuals are members of the Compensation Committee:

●	Stephen H. Lockhart (Chairperson)

●	Donald M. Berwick

●	Parul Bhandari

●	John N. Nunnelly

●	Penny A. Wheeler

The Compensation Committee is responsible for discharging the Board’s responsibilities with respect to all significant aspects of our compensation policies, programs and plans, and accordingly the Compensation Committee determines compensation programs for our executive officers or recommends such programs to the full Board for approval. The Compensation Committee also reviews management’s recommendations as to the compensation to be paid to other key personnel and administers our equity-based compensation plans. Periodically, the Compensation Committee reviews and determines our compensation and benefit programs, with the objective of ensuring the executive compensation and benefits programs are consistent with our compensation philosophy. The Compensation Committee has authority to carry out the foregoing responsibilities under its charter and may delegate such authority to subcommittees.

In determining compensation levels for our Named Executive Officers in 2025, the Compensation Committee did not engage any compensation consultant to provide advice concerning executive officer compensation.

One objective of the Compensation Committee in setting compensation for our executive officers, other than Mr. Hays, is to establish base salary at a level that will attract and retain highly-qualified individuals. The Compensation Committee’s considerations in setting Mr. Hays’ base salary are described below. For our executive officers other than Mr. Hays, we also consider individual performance, level of responsibility, skills and experience, and internal comparisons among executive officers in determining base salary levels.

The Compensation Committee administers our annual and long-term cash and equity incentives. The Compensation Committee considers internal comparisons and other existing compensation awards or arrangements in making compensation decisions and recommendations. In its decision-making process, the Compensation Committee receives and considers the recommendations of Mr. Hays as to executive compensation programs for all of our executive officers. In its decision-making process for the long-term incentives for our executive officers, the Compensation Committee considers relevant factors, including the awards previously given to the executive officer and any long-term strategic plans.

In fulfilling its objectives as described above, the Compensation Committee took the following steps in determining 2025 compensation levels for our Named Executive Officers:

●	Considered the preference of Mr. Hays to maintain a relatively low base salary and determined his total compensation;

●	Considered the performance of our other executive officers with assistance from Mr. Hays;

●	Considered the expected contributions of our newly appointed executive officers;

●	Considered compensation levels necessary to attract and retain highly-qualified executive officers;

●	Considered the Company’s strategic plan; and

●

Determined total compensation for our Named Executive Officers based on recommendations by Mr. Hays (as to the other officers) and the Compensation Committee’s consideration of the Company’s and the individual officer’s performance, as well as the compensation levels necessary to attract and retain highly-qualified executive officers.

2025 Say on Pay Vote

In May 2025 we held our annual non-binding, advisory stockholder vote on the compensation of our Named Executive Officers at our annual stockholders’ meeting, and, consistent with the recommendation of the Board, our stockholders approved our executive compensation, with approximately 99% of votes cast in favor. The Compensation Committee considered this strong vote of stockholder approval to be an endorsement of the Company’s executive compensation program, including as it related to our new CEO and other compensation decisions made in early 2025, and sought to extend a similar compensation approach to our other Named Executive Officers in 2025 after the 2025 annual meeting.

Total Compensation

In 2025, the Company underwent significant leadership changes which impacted our Named Executive Officers’ Compensation. On February 26, 2025, Mr. Green was appointed our chief executive officer, effective as of June 1, 2025. Mr. Green succeeds our previous CEO and founder, Mike Hays, who led the Company for 45 years. On August 25, 2025, Mr. Harrison was appointed our chief financial officer, effective September 25, 2025. In addition, Ms. Hrdy, Mr. Monnich, and Mr. Rau were each promoted to Executive Vice President during 2025.

In connection with these leadership changes and related changes to the Company’s strategic plan, the Compensation Committee awarded Mr. Monnich and Ms. Hrdy cash bonuses and significant long-term equity awards, as described in more detail below. In addition, Mr. Rau participated in a sales-based short-term cash incentive plan in 2025 and received an equity award in March 2026.We believe that the total compensation paid or awarded to our Named Executive Officers during 2025 was consistent with our financial performance, the individual performance of each of our Named Executive Officers, and the expected contributions of our Named Executive Officers in connection with fulfilling their new roles. The Compensation Committee also sought to align the compensation structure of Mr. Harrison, Ms. Hrdy, Mr. Monnich, and Mr. Rau with that of Mr. Green in order to more closely align incentives among members of the executive team as they work to deliver on our strategic plan. We believe that this total compensation was reasonable in its totality and is consistent with our compensation philosophies described above.

Compensation of Mr. Hays

The Compensation Committee reviews annually the salary and total compensation levels of Mr. Hays. The Compensation Committee has not proposed an increase in his salary or overall compensation since 2005, which remains at $127,400.

Elements of Compensation

Base Salary

The objective of the Compensation Committee is to establish base salary, when aligned with performance incentives, to continue to attract and retain the best talent (with the exception of Mr. Hays’ salary as noted above). We have historically attempted to minimize base salary increases in order to limit our executive compensation expense if we do not meet our objectives for financial growth under our incentive compensation program.

The annualized base salaries of our other Named Executive Officers as of the end of 2025 are set forth below:

Base Salary
Trent Green	$1,250,000
Shane Harrison	$400,000
Helen Hrdy	$400,000
Andy Monnich	$400,000
Jason Rau	$400,000
Linda Stacy(1)	N/A

(1)

Ms. Stacy retired from the Company effective December 31, 2024. She served as interim principal financial officer from February 26, 2025 until April 18, 2025, during which time she received $150 per hour for her services, but did not receive a salary. See the Summary Compensation Table for additional information.

The annualized salary for Mr. Rau was increased to the amount noted in the table above in 2025. This increase was undertaken in connection with the Compensation Committee’s reevaluation, with assistance from Mr. Green, of the compensation packages of our executive officers in light of the appointment of Mr. Green and changes to our strategic plan, and in connection with Mr. Rau’s promotion to Executive Vice President.

Base salaries paid to our Named Executive Officers represented the following percentages of their total compensation (as calculated for purposes of the Summary Compensation Table).

Base Salary Paid in 2025 as a Percentage of Total Compensation
Trent Green	6%
Shane Harrison	4%
Helen Hrdy	16%
Andy Monnich	16%
Jason Rau	59%
Michael D. Hays	69%
Linda Stacy	N/A

Short-Term and Long-Term Cash Incentive

We did not adopt a short-term or long-term cash incentive program for our Named Executive Officers in 2025, with the exception of Mr. Rau. In lieu of such program, the Compensation Committee approved cash bonus awards to be paid to our Named Executive Officers, other than Mr. Hays, Ms. Stacy, and Mr. Rau, in conjunction with the significant equity awards described under “Long-Term Equity Incentive” below. As the leader of our sales team, Mr. Rau participated in a separate short-term cash incentive program tied to sales goals. The cash bonus and incentive awards for 2025 were as follows:

2025 Cash Bonus and Incentive Awards
Trent Green	$4,503,333
Shane Harrison	$100,000
Helen Hrdy	$826,667
Andy Monnich	$826,667
Jason Rau	$249,515

The cash bonus awards were made in recognition of the Named Executive Officers’ performance and expected contributions to the Company, including (1) in the case of Mr. Green and Mr. Harrison, as an inducement to join the Company as chief executive officer and chief financial officer, respectively, and (2) in the case of Ms. Hrdy and Mr. Monnich, in recognition of their increased roles and responsibilities upon promotion to Executive Vice Presidents.

The cash bonuses awarded to Mr. Green, Ms. Hrdy, and Mr. Monnich were equal to approximately 66 2/3% of the respective values of their long-term equity awards granted in 2025. These equity grants were comprised of fully vested shares, subject to certain transfer and other restrictions described below, and, as a result, were intended to be taxable to these individuals in 2025. Accordingly, the bonuses granted to these individuals were intended in part to help offset the cash tax obligations associated with such equity awards, as the transfer restrictions associated with these awards prevented them from selling or otherwise monetizing the shares to cover such tax obligations.

Mr. Rau’s cash incentive amount reflects his participation in a separate short-term cash incentive program applicable to senior sales leaders and based on sales targets. Mr. Rau’s initial incentive plan had an annual target incentive amount of $250,000 based on achievement of quarterly sales targets, which was subject to upward or downward adjustment based on incremental achievement. Mr. Rau’s incentive plan was amended in August 2025 to reflect a new annual target of $200,000 based on an annual sales target, which was subject to upward or downward adjustment based on incremental achievement. Specific sales targets are not disclosed as such disclosure would result in competitive harm. However, the sales targets are set at levels we believe to be achievable in connection with strong performance.

Long-Term Equity Incentive

The Compensation Committee awarded significant equity grants to our Named Executive Officers in 2025 in connection with the refresh of our executive leadership team and associated changes to our strategic plan. The equity awards were intended to align the compensation of the Named Executive Officers with our stockholders’ interests and perspectives through meaningful stock ownership, with the exception of Mr. Hays, who received a more modest equity grant consistent with his historic compensation levels. Each of the Named Executive Officer’s 2025 equity awards is described below.  The awards granted to Mr. Green, Mr. Harrison, Ms. Hrdy, and Mr. Monnich were amended in 2026.  See “Compensation Decisions with Respect to 2026” for additional information.

●	Mr. Green – a grant of 500,000 shares of the Company’s common stock (the “Green Shares”), subject to the following restrictions: (i) the Company had the option to repurchase the Green Shares for $1.00 if Mr. Green was terminated for cause or resigned without good reason prior to the third anniversary of June 1, 2025, the effective date of his appointment as CEO (the “Green Effective Date”), (ii) prior to the third anniversary of the Green Effective Date, the Green Shares may not be transferred, except (a) with the consent of the Company or (b) to certain family members, trusts for the benefit of such family members, or upon death, incompetency, or disability, and (iii) after the third anniversary of the Green Effective Date, only 50% of the Green Shares may be transferred during Mr. Green’s employment by the Company.

●	Mr. Harrison – a grant of 172,000 restricted shares of the Company’s common stock (the “Harrison Shares”) with the following terms: (i) subject to Mr. Harrison’s continued employment, 25% of the Harrison Shares vest 90 days after September 29, 2025 (the “Harrison Effective Date”), 25% of the Harrison Shares vest on the first anniversary of the Harrison Effective Date, 25% of the Harrison Shares vest on the second anniversary of the Harrison Effective Date, and 25% of the Harrison Shares vest on the third anniversary of the Harrison Effective Date, (ii) all unvested Harrison Shares will fully vest upon a “double trigger” of a change in control and termination without cause or resignation with good reason within 90 days prior to or one year after the change in control, and (iii) Mr. Harrison will hold at least 75% of the net vested Harrison Shares (less any shares sold or withheld to fund taxes on vesting) until the value of the Harrison Shares held is at least two times his annual base salary and he will continue to hold Harrison Shares worth at least two times his annual base salary for the duration of his employment.

●	Ms. Hrdy – a grant of 100,000 shares of the Company’s common stock (the “Hrdy Shares”) issued on April 7, 2025 (the “Hrdy Grant Date”), subject to the following restrictions: (i) the Company had the option to repurchase the Hrdy Shares for $1.00 if Ms. Hrdy was terminated for cause or resigned without good reason prior to the third anniversary of the Hrdy Grant Date, (ii) prior to the third anniversary of the Hrdy Grant Date, the Hrdy Shares may not be transferred, except (a) with the consent of the Company or (b) to certain family members, trusts for the benefit of such family members, or upon death, incompetency, or disability, and (iii) after the third anniversary of the Hrdy Grant Date, only 50% of the Hrdy Shares may be transferred during Ms. Hrdy’s employment by the Company. In connection with the grant of this award, Ms. Hrdy forfeited an unvested performance-based option to purchase 100,000 shares of the Company’s common stock granted in 2024, which had a grant date fair value of approximately $1.1 million.

●	Mr. Monnich – a grant of 100,000 shares of the Company’s common stock (the “Monnich Shares”) issued on April 7, 2025 (the “Monnich Grant Date”), subject to the following restrictions: (i) the Company had the option to repurchase the Monnich Shares for $1.00 if Mr. Monnich was terminated for cause or resigned without good reason prior to the third anniversary of the Monnich Grant Date, (ii) prior to the third anniversary of the Monnich Grant Date, the Monnich Shares may not be transferred, except (a) with the consent of the Company or (b) to certain family members, trusts for the benefit of such family members, or upon death, incompetency, or disability, and (iii) after the third anniversary of the Monnich Grant Date, only 50% of the Monnich Shares may be transferred during Mr. Monnich’s employment by the Company. In connection with the grant of this award, Mr. Monnich forfeited an unvested performance-based option to purchase 100,000 shares of the Company’s common stock granted in 2024, which had a grant date fair value of approximately $1.1 million.

●	Mr. Rau – Mr. Rau did not receive an equity incentive award in 2025, but did receive such an award in 2026. See “Compensation Decisions with Respect to 2026” for additional information.

●

Mr. Hays – a grant of 11,021 stock options with an exercise price of $17.34, the closing price of the Company’s common stock the date prior to the grant date. These options vest and become fully exercisable on January 10, 2030.

The Compensation Committee does not grant option awards in anticipation of the release of material nonpublic information. Similarly, we do not time the release of material nonpublic information about the Company for the purpose of affecting the value of executive compensation.

Other Benefits

To assist our associates in preparing financially for retirement, we maintain a 401(k) plan for all associates over 21 years of age, including our executive officers. Pursuant to the 401(k) plan, we match 25% of the first 6% of compensation contributed by our associates up to allowable Internal Revenue Service limitations. We also maintain group life, health, dental and vision insurance programs for all of our salaried associates, and our Named Executive Officers are eligible to participate in these programs on the same basis as all other eligible associates. In 2025, we also continued to provide an associate empowerment benefit (“AEB”) giving associates the option of a $2,000 401(k) contribution, Health Savings account contribution or lifestyle spending (cash option), a benefit that was first provided in 2022.

Other Polices and Considerations

Employee, Officer, and Director Hedging

We do not have practices or policies regarding the ability of employees (including officers) or directors of the Company, or any of their designees, to purchase financial instruments, or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. Our officers and Named Executive Officers have not historically engaged in any such hedging transactions and as of the Record Date none of our officers or Named Executive Officers were party to any such hedging transactions.

Clawback Policy

The Company’s Clawback Policy covers our current and former officers subject to Section 16 of the Exchange Act, and any other senior executive otherwise designated by the Compensation Committee or the Board, including all of our Named Executive Officers (each a “Covered Executive”). Under the Clawback Policy, if there is a restatement of our financial results, certain incentive-based compensation paid or awarded to current and former officers subject to Section 16 of the Exchange Act will be subject to repayment or return if the amount of such compensation was calculated based upon the achievement of financial results that were the subject of the restatement and the amount of such compensation that would have been received by the such executives had the financial results been properly reported would have been lower than the amount actually awarded.

Additionally, the Clawback Policy permits the Compensation Committee to seek recovery of equity compensation, severance compensation, and cash incentive-based compensation previously paid to a Covered Executive if the Compensation Committee determines that the (i) the Company is required to undertake an accounting restatement due to the Company’s material noncompliance, as a result of misconduct by a the Covered Executive, with any financial reporting requirement under the U.S. federal securities laws, (ii) a Covered Executive engages in misconduct, or (iii) a Covered Executive breaches in any material respect a restrictive covenant set forth in any agreement between the Covered Executive and the Company, including but not limited to, a breach in any material respect of a confidentiality provision.

Insider Trading Policy

The Company has an insider trading policy governing the purchase, sale, gifting, and other dispositions of the Company’s securities that applies to all Company personnel, including directors, officers, employees, and other covered persons. In addition to our insider trading policy, the Company also follows procedures for the repurchase of its securities. The Company believes that its insider trading policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and NASDAQ listing standards applicable to the Company. A copy of our insider trading policy was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025.

Potential Payments Upon Termination or Change in Control

Mr. Hays is employed at will and does not have an employment agreement or other agreement providing for payment in connection with his termination or a change in control of the Company. Ms. Stacy was an independent contractor in 2025 and was not entitled to any payments in connection with her termination or a change in control of the Company.

Each of Mr. Green, Ms. Hrdy, and Mr. Monnich are party to an agreement with the Company pursuant to which they are entitled to one-year of salary continuation payments at their then-current salary in the event of their termination without cause or resignation with good reason, regardless of whether in connection with a change in control of the Company; provided that such termination occurs (1) in the case of Mr. Green, after June 1, 2028; and (2) in the case of Ms. Hrdy and Mr. Monnich, after April 7, 2028.

Mr. Harrison is party to an agreement with the Company pursuant to which he is entitled to one-year of salary continuation payments at his then current salary in the event of his termination without cause or resignation with good reason. In addition, in the event of Mr. Harrison’s termination without cause or resignation with good reason within 90 days prior to or one year after a change in control of the Company, all then-unvested shares underlying the 172,000 restricted share grant Mr. Harrison received in 2025 vest (i.e., a “double trigger” accelerated vesting).

Mr. Rau is party to an agreement with the Company under which, in the event of his termination without cause or resignation with good reason within 90 days prior to or one year after a change in control of the Company, all then-unvested shares underlying the 60,000 restricted share grant Mr. Rau received in 2026 vest (i.e., a “double trigger” accelerated vesting).

The option award agreements for currently outstanding options held by our Named Executive Officers provide for acceleration of vesting upon death or disability.

The following table summarizes the benefits that would have been payable upon termination of employment in various circumstances, assuming the triggering event occurred on December 31, 2025:

Name/Form of Compensation	Termination without Cause or Resignation with Good Reason – no Change in Control	Termination without Cause or Resignation with Good Reason – Change in Control	Death or Disability(1)

Trent Green
Accelerated Vesting Options	—	—	—
Salary Continuation Payments	—	—	—
Total	—	—	—

Shane Harrison
Accelerated Vesting Options	—	—	—
Accelerated 2025 Restricted Shares	—	$2,421,330	—
Salary Continuation Payments	$400,000	$400,000	—
Total	$400,000	$2,821,330	—

Helen Hrdy
Accelerated Vesting Options	—	—	—
Salary Continuation Payments	—	—	—
Total	—	—	—

Andy Monich	—	—	—
Accelerated Vesting Options	—	—	—
Salary Continuation Payments	—	—	—
Total	—	—	—

Jason Rau(2)
Accelerated Vesting Options	—	—	—
Salary Continuation Payments	—	—	—
Total	—	—	—

Michael D. Hays
Accelerated Vesting Options	—	—	$15,760
Salary Continuation Payments	—	—	—
Total	—	—	$15,760

Linda Stacy
Accelerated Vesting Options	—	—	—
Salary Continuation Payments	—	—	—
Total	—	—	—

(1) The amount shown for Mr. Hays reflects the hypothetical acceleration of unvested options that were in the money as of December 31, 2025. Ms. Hrdy did not have any outstanding options that were in the money as of December 31, 2025. The other Named Executive Officers did not have any outstanding option awards as of December 31, 2025.

(2) No payments are reflected for Mr. Rau because the grant agreement providing for the potential accelerated vesting of his 2026 equity award was entered into, and the grant of such equity award was made, after December 31, 2025.

Compensation Decisions with Respect to 2026

In March 2026, the Compensation Committee granted Mr. Rau 60,000 shares of restricted stock, which vest in equal one-third increments on each of January 1, 2027, 2028, and 2029. The equity grant to Mr. Rau was intended to align his equity incentive compensation with that of the other executive officers. Mr. Rau will also participate in a sales-based short-term cash incentive plan in 2026.

In April 2026, the Compensation Committee approved an amendment to the terms of Mr. Harrison’s 2025 equity award, effective as of the original grant date, to permit the voting and receipt of dividends with respect to unvested shares underlying such award, which is how the grant has been treated for financial reporting and tax purposes since the grant date.  The amendment did not impact the grant date fair value of this award reported in the Executive Compensation Tables below.

In April 2026, the Compensation Committee also approved amendments to the terms of Mr. Green’s, Ms. Hrdy’s, and Mr. Monnich’s 2025 equity grants.  At the time the grants were made, the Compensation Committee’s intent was to provide the executives with fully vested, meaningful stock ownership to align their interests and experience with the interests and experience of non-management stockholders. This was to include feeling the economic impact of stock price increases and decreases, the receipt of dividends, and taxation of gain and dividends the same as other owners. The company materially funded, and the executives recognized and paid, income taxes in 2025 based on the grant date value as a cost of seeking this alignment.

Subsequent tax analysis identified uncertainty regarding the date on which the awards would be treated as fully vested for tax purposes, attributable to the Company’s right to repurchase the shares underlying the award for $1.00 if the executive was terminated for cause or resigned for good reason prior to the third anniversary of the grant date. To achieve the intended alignment with stockholders and put the executives as close as possible to the originally intended position, the Compensation Committee (i) amended the award agreements to eliminate the repurchase right, and (ii) approved cash bonuses in the amount of $1,860,000 for Mr. Green and $483,000 for each of Ms. Hrdy and Mr. Monnich to cover the estimated cash taxes payable by these executives in connection with the change to the these awards and the receipt of the bonuses.

Risk Assessment of Compensation Policies and Practices

The Board relies on the Compensation Committee to address risk exposures facing us with respect to compensation, with appropriate reporting of these risks to be made to the full Board. The Compensation Committee, as part of its periodic review of compensation and benefit programs, assesses the potential risks arising from our compensation policies and practices and considers safeguards against incentives to take excessive risks. Based on its most recent review, the Compensation Committee has concluded that the risks arising from our compensation policies and practices for its associates are not reasonably likely to have a material adverse effect on us.

REPORT OF THE COMPENSATION AND TALENT COMMITTEE

The Compensation and Talent Committee has reviewed and discussed the preceding Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

Stephen H. Lockhart, Chairperson

Donald M. Berwick

Parul Bhandari

John N. Nunnelly

Penny A. Wheeler

EXECUTIVE COMPENSATION TABLES

2025 Summary Compensation Table

Set forth below is information regarding compensation earned by or paid or awarded to the Named Executive Officers. The identification of such Named Executive Officers is determined based on the individual’s total compensation for 2025, as reported below in the Summary Compensation Table.

The following table sets forth information concerning the total compensation of each of our Named Executive Officers with respect to 2025, 2024, and 2023, as applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)

Trent Green	2025	$697,115	$4,503,333	$6,755,000	–	–	$6,452		$11,961,900
Chief Executive Officer(2)

Shane Harrison	2025	$92,308	$100,000	$2,287,600	–	–	$1,192		$2,481,100
Chief Financial Officer(2)

Helen L. Hrdy	2025	$400,000	$826,667	$1,240,000	–	–	$8,180		$2,474,847
EVP & Chief Operating Officer	2024	$397,788	$3,539	–	$1,138,000	–	$6,559		$1,545,886
	2023	$285,000	–	–	$144,181	–	$6,507		$435,688

Andy Monnich	2025	$400,000	$826,667	$1,240,000	–	–	$8,150		$2,474,817
EVP & Chief Corporate Development Officer

Jason Rau	2025	$362,308	–	–	–	$249,515	$7,310		$619,133
Executive Vice President, Sales

Michael D. Hays	2025	$127,400	–	–	$54,554	–	$2,462		$184,416
Chair; Former Chief Executive Officer, President(2)	2024	$127,400	–	–	$55,000	–	$2,462		$184,862
	2023	$127,400	–	–	$64,455	–	$3,711		$195,566

Linda Stacy	2025	$12,500	–	–	–	–	$47,497	(3)	$59,997
Former Interim Principal Financial Officer(2)	2024	$245,395	–	–	–	–	$7,481		$252,876

(1)

Represents the aggregate grant date fair value of stock awards or option awards granted during the year, computed in accordance with FASB ASC Topic 718. See Note 8 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, for a discussion of assumptions made in the valuation of share-based compensation.

(2)

Mr. Hays served as our chief executive officer and principal executive officer until June 1, 2025, at which time Mr. Green became our chief executive officer and our principal executive officer and Mr. Hays became our Chair. Mr. Hays also served as our principal financial officer from April 18, 2025 until September 29, 2025, at which time Mr. Harrison became our chief financial officer and principal financial officer. Ms. Stacy served as our interim principal financial officer from February 26, 2025 until April 18, 2025, when she was succeeded by Mr. Hays.

(3)

Represents $43,269 paid to Ms. Stacy in respect of accrued PTO in connection with her retirement and $2,737 paid to Ms. Stacy as an independent contractor in connection with her service as interim principal financial officer. The balance represents 401(k) matching contributions, health savings account matching contributions, and lifestyle spending AEB benefit.

Grants Of Plan-Based Awards in 2025

We maintain the 2025 Omnibus Plan, which replaced our prior National Research Corporation 2006 Equity Incentive Plan on May 7, 2025, pursuant to which grants may be made to our executive officers. The following table sets forth information regarding all such incentive plan awards that were made to the Named Executive Officers in 2025.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All other stock awards: Number of shares of stock or units (#)(2)	All other option awards: Number of securities underlying options (#)(2)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(3)

Trent Green	6/1/25	–	–	–	500,000	–	–	$6,755,000

Shane Harrison	9/29/25	–	–	–	172,000	–	–	$2,287,600

Helen L. Hrdy	4/7/25	–	–	–	100,000	–	–	$1,240,000

Andy Monnich	4/7/25	–	–	–	100,000	–	–	$1,240,000

Jason Rau	–	$50,000	$200,000	$400,000	–	–	–	–

Michael D. Hays	1/10/25	–	–	–	–	11,021	$17.34	$54,554

Linda Stacy	–	–	–	–	–	–	–	–

(1)

The Company did not adopt a short-term or long-term cash incentive plan for its Named Executive Officers in 2025, with the exception of Mr. Rau. Mr. Rau’s short-term cash incentive plan was based on the achievement of certain sales targets. The threshold, target, and maximum amounts reported for Mr. Rau reflect his short-term incentive plan as amended in 2025.

(2)

Represents fully vested stock awards granted to Mr. Green, Ms. Hrdy, and Mr. Monnich, a time-vested restricted stock award granted to Mr. Harrison, and a time-vested option award granted to Mr. Hays. See “Elements of Compensation – Long-Term Equity Incentive” for additional information.

(3)

Represents the aggregate grant date fair value of stock awards or option awards granted during the year, computed in accordance with FASB ASC Topic 718. See Note 8 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, for a discussion of assumptions made in the valuation of share-based compensation.

Outstanding Equity Awards at December 31, 2025

The following table sets forth information on outstanding option and stock awards held by the Named Executive Officers on December 31, 2025, including the number of shares underlying exercisable, unexercisable, and unearned portions of each stock option, the exercise price and expiration date of each outstanding option.

			Option Awards						Stock Awards
Name	No. of Securities Underlying Unexercised Options (Exercisable) (#)		No. of Securities Underlying Unexercised Options (Unexercisable) (#)		Equity incentive plan awards: number of securities underlying unexercised unearned options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)

Trent Green	-		-		-		-	-	500,000	(12)	$9,385,000

Shane Harrison	-		-		-		-	-	129,000	(13)	$2,421,330

Helen L. Hrdy	12,619	(1)(3)	-		-		$18.80	01/04/27	-		-
	8,764	(1)(4)	-		-		$36.80	01/03/28	-		-
	8,420	(1)(5)	-		-		$38.30	01/03/29	-		-
	5,699	(1)(6)	-		-		$65.80	01/03/30	-		-
	-		9,960	(1)(7)	-		$42.92	01/05/31	-		-
	-		10,118	(1)(8)	-		$42.25	01/04/32	-		-
	-		10,981	(1)(9)	-		$38.93	01/04/33	-		-
	-		-		-		-	-	100,000	(12)	$1,877,000

Andy Monnich	-		-		-		-	-	100,000	(12)	$1,877,000

Jason Rau	-		-		-		-	-	-		-

Michael D. Hays	9,145	(1)(2)	-		-		$15.23	01/05/26	-		-
	7,478	(1)(3)	-		-		$18.80	01/04/27	-		-
	5,193	(1)(4)	-		-		$36.80	01/03/28	-		-
	4,990	(1)(5)	-		-		$38.30	01/03/29	-		-
	2,904	(1)(6)	-		-		$65.80	01/03/30	-		-
	-		4,452	(1)(7)	-		$42.92	01/05/31	-		-
	-		4,523	(1)(8)	-		$42.25	01/04/32	-		-
	-		4,909	(1)(9)	-		$38.93	01/04/33	-		-
	-		-		4,833	(1)(10)	$39.54	01/19/34	-		-
	-		11,021	(11)	-		$17.34	01/10/35	-		-

Linda Stacy	-		-		-		-	-	-		-

(1)	Option to purchase shares of Common Stock.

(2)	Options vest in full on the fifth anniversary of the grant date. These options vested on January 5, 2021.

(3)	Options vest in full on the fifth anniversary of the grant date. These options vested on January 4, 2022.

(4)	Options vest in full on the fifth anniversary of the grant date. These options vested on January 3, 2023.

(5)	Options vest in full on the fifth anniversary of the grant date. These options vested on January 3, 2024.

(6)	Options vest in full on the fifth anniversary of the grant date. These options vested on January 3, 2025.

(7)	Options vest in full on the fifth anniversary of the grant date. These options will vest on January 5, 2026.

(8)	Options vest in full on the fifth anniversary of the grant date. These options will vest on January 4, 2027.

(9)	Options vest in full on the fifth anniversary of the grant date. These options will vest on January 4, 2028.

(10)	Represents options granted pursuant to 2024 Long-Term Equity Plan, which vest upon achieving a minimum total recurring contract value of $170 million as of December 31, 2026.

(11)	Options vest in full on the fifth anniversary of the grant date. These options will vest on January 10, 2030.

(12)	Represents shares which fully vested on the grant date but which were subject to repurchase by the Company for $1.00 if the Named Executive Officer’s employment terminated prior to certain time-based service milestones. In accordance with applicable SEC guidance, these shares are reported as unvested until the repurchase right lapses, which was scheduled to occur on June 1, 2028 for Mr. Green and April 7, 2028 for Ms. Hrdy and Mr. Monnich. The terms of these awards were amended in April 2026 to eliminate the repurchase right. See “Long-Term Equity Incentive” and “Compensation Decisions with Respect to 2026” above for additional information.

(13)	Represents restricted shares. One-third of these shares vest on each of September 29, 2026, September 29, 2027, and September 29, 2028.

Option Exercises and Stock Vested in 2025

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting(#)(1)	Value Realized on Vesting ($)(3)
Trent Green	–	–	–	–
Shane Harrison	–	–	43,000	$802,380
Helen L. Hrdy	12,346	$29,754	–	–
Andy Monnich	–	–	–	–
Jason Rau	–	–	–	–
Michael D. Hays	10,014	$44,763	–	–
Linda Stacy	–	–	–	–

(1)	Shares of Common Stock. Excludes shares granted to Mr. Green, Ms. Hrdy, and Mr. Monnich which fully vested on the grant date but which were subject to repurchase by the Company for $1.00 if the Named Executive Officer’s employment terminated prior to certain time-based service milestones. In accordance with applicable SEC guidance, these shares are reported as unvested until the repurchase right lapses. The terms of these awards were amended in April 2026 to eliminate the repurchase right. See “Long-Term Equity Incentive” and “Compensation Decisions with Respect to 2026” above for additional information.
(2)	Amounts represent the product of the number of shares acquired on exercise multiplied by the excess of closing market price at exercise over the exercise price per share.
(3)	Amounts represent the product of the number of shares acquired upon vesting multiplied by the closing market price on the trading day immediately prior to the vesting date.

Pay Versus Performance

							Value of initial fixed $100 investment based on:
Year	Summary Compensation Table Total for Mr. Green(1)	Compensation Actually Paid to Mr. Green(1)	Summary Compensation Table Total for Mr. Hays(1)	Compensation Actually Paid to Mr. Hays(1)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs (2)	Total Stockholder Return	Peer group Total Stockholder Return(3)	Net Income	Revenue
									(in thousands)

2025	$11,961,900	$14,791,900	$184,416	$203,338	$1,621,979	$2,090,935	$47.12	$134.40	$11,600	$137,390
2024	–	–	$184,862	$(43,480)	$1,124,539	$296,563	$29.28	$142.93	$24,783	$143,060
2023	–	–	$195,566	$202,165	$428,157	$443,660	$64.34	$128.14	$30,971	$148,580
2022	–	–	$181,173	$184,526	$410,113	$418,936	$59.60	$109.59	$31,800	$151,568
2021	–	–	$217,094	$207,809	$490,467	$469,883	$64.98	$137.74	$37,466	$147,954

(1)

Each of Mr. Green and Mr. Hays served as the Principal Executive Officer (“PEO”) during 2025 and Mr. Hays was the PEO for 2024, 2023, 2022, and 2021. The following amounts were deducted and added to determine the compensation actually paid to the PEO:

Year	Summary Compensation Table Total for PEO	Deduct Stock and Option Awards Reported in the Summary Compensation Table	Add Awards Granted During the Covered FY that are Outstanding and Unvested as of the End of the Covered FY	Add Change in Fair Value as of the End of the Covered FY for Awards Granted in a Prior FY that are Outstanding and Unvested as of the End of the Covered FY	Add Fair Value as of Vesting Date for Awards Granted in Covered FY that Vested During Covered FY	Add Change in Fair Value as of the Vesting Date for Awards Granted in a Prior FY that Vested During the Covered FY	Add Dividends Paid on Awards in the Covered FY Prior to the Vesting Date that are Not Otherwise Included in Total Compensation for the Covered FY	Compensation Actually Paid to PEO

2025 – Mr. Green	$11,961,900	$(6,755,000)	$9,385,000	-	-	-	$200,000	$14,791,900
2025 – Mr. Hays	$184,416	$(54,554)	$57,530	$15,982	-	$(36)	-	$203,338
2024	$184,862	$(55,000)	$1,406	$(179,760)	-	$5,012	-	$(43,480)
2023	$195,566	$(64,455)	$70,289	$(4,749)	-	$5,514	-	$202,165
2022	$181,173	$(49,527)	$54,018	$(2,257)	-	$1,119	-	$184,526
2021	$217,094	$(49,595)	$45,549	$(7,756)	-	$2,517	-	$207,809

The shares granted to Mr. Green in 2025 fully vested on the grant date but were subject to repurchase by the Company for $1.00 if Mr. Green’s employment terminated prior to certain time-based service milestones. In accordance with applicable SEC guidance, these shares are reported as unvested until the repurchase right lapses. The terms of this award were amended in April 2026 to eliminate the repurchase right. See “Long-Term Equity Incentive” and “Compensation Decisions with Respect to 2026” above for additional information.

(2)

Mr. Harrison, Ms. Stacy, Ms. Hrdy, Mr. Monnich, and Mr. Rau were non-PEO Named Executive Officers (“NEOs”) for 2025. Jason Hahn (our former Chief Revenue Officer), Ms. Hrdy, Kevin Karas (our former Chief Financial Officer), Ms. Stacy, and Christophe Louvion (our former Chief Product Technology Officer) were non-PEO NEOs during 2024. Ms. Hrdy, Mr. Karas, and Jona S. Raasch (our former Chief Operating Officer) were non-PEO NEOs during 2023, 2022, and 2021. The following average amounts were deducted and added to determine the average compensation actually paid to the non-PEO NEOs:

Year	Average Summary Compensation Table Total for Non-PEO NEOs	Deduct Stock and Option Awards Reported in the Summary Compensation Table	Add Awards Granted During the Covered FY that are Outstanding and Unvested as of the End of the Covered FY	Add Change in Fair Value as of the End of the Covered FY for Awards Granted in a Prior FY that are Outstanding and Unvested as of the End of the Covered FY	Add Fair Value as of Vesting Date for Awards Granted in Covered FY that Vested During Covered FY	Add Change in Fair Value as of the Vesting Date for Awards Granted in a Prior FY that Vested During the Covered FY	Subtract Awards Granted in a Prior FY that Failed to Meet the Applicable Vesting Conditions During the Covered FY		Add Dividends Paid on Awards in the Covered FY Prior to the Vesting Date that are Not Otherwise Included in Total Compensation for the Covered FY	Average Compensation Actually Paid to Non-PEO NEOs

2025	$1,621,979	$(953,520)	$1,235,066	$5,444	$160,476	$(14)	-		$21,504	$2,090,935
2024	$1,124,539	$(682,800)	$17,457	$(79,628)	-	$3,933	$(86,939	)(4)	-	$296,563
2023	$428,157	$(146,711)	$159,990	$(9,317)	-	$11,541	-		-	$443,660
2022	$410,113	$(112,737)	$122,960	$(3,742)	-	$2,342	-		-	$418,936
2021	$490,467	$(112,904)	$103,693	$(16,358)	-	$4,985	-		-	$469,883

The shares granted to Ms. Hrdy and Mr. Monnich in 2025 fully vested on the grant date but were subject to repurchase by the Company for $1.00 if Ms. Hrdy’s or Mr. Monnich’s employment terminated prior to certain time-based service milestones. In accordance with applicable SEC guidance, these shares are reported as unvested until the repurchase right lapses. The terms of these awards were amended in April 2026 to eliminate the repurchase right. See “Long-Term Equity Incentive” and “Compensation Decisions with Respect to 2026” above for additional information.

(3)

Utilizes the Russell 2000 Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Form 10-K for the year ended December 31, 2025. Because of the uniqueness of our markets and products and lack of publicly traded peers, we do not believe that a combination of peer issuers can be selected on an industry or line-of-business basis to provide a meaningful basis for comparing stockholder return. Accordingly, the Russell 2000 Index, which is comprised of issuers with generally similar market capitalizations to that of the Company, is included in the table as permitted by applicable regulations. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the Russel 2000 Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(4)	Represents options held by Mr. Karas that were forfeited upon his retirement in March 2024.

The relationship between the compensation actually paid to the PEO and the average compensation actually paid to the non-PEO NEOs and the cumulative total stockholder return of the Company and the Russell 2000 Index for 2025, 2024, 2023, 2022, and 2021 is represented by the graph below:

The relationship between the compensation actually paid to the PEO and the average compensation actually paid to the non-PEO NEOs and the Company’s net income for 2025, 2024, 2023, 2022, and 2021 is represented by the graph below:

The relationship between the compensation actually paid to the PEO and the average compensation actually paid to the non-PEO NEOs and the Company’s revenue for 2025, 2024, 2023, 2022, and 2021 is represented by the graph below:

The following tabular list includes the financial performance measures which in the Company’s assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the Company’s NEO’s for 2025 to Company performance.

Important Financial Measures
Net Income
Revenue
Total Recurring Contract Value Adjusted EBITDA Margin

CEO Pay Ratio

As required by Item 402(u) of Regulation S-K promulgated under the Exchange Act, we are providing the following information about the ratio of the median annual total compensation of our associates (i.e., employees) and the annual total compensation of Trent Green, our Chief Executive Officer. For the year ended December 31, 2025:

●	the median of the annual total compensation of all associates of the Company was reasonably estimated to be $87,276; and

●	the annual total compensation of Mr. Green was $11,961,900.

●	Based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other associates is estimated to be 137 to 1.

Our median associate was originally determined for 2024. For 2025, we used the same median associate, as there has been no change in our associate population or associate compensation arrangements that we believe would significantly impact the pay ratio disclosure.

To calculate the 2025 annual total compensation of our median associate for purposes of this disclosure, we added together all of the elements of our median associate’s compensation for 2025 in the same way that we calculate the annual total compensation of our Named Executive Officers in the Summary Compensation Table. To calculate Mr. Green’s annual total compensation, we used the amount reported in the “Total” column of our 2025 Summary Compensation Table. To calculate our ratio, we divided Mr. Green’s annual total compensation by the annual total compensation of our median associate.

PROPOSAL NO. 3 – NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

This proposal provides our stockholders with the opportunity to cast a vote either for or against a non-binding, advisory resolution to approve the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narrative discussion in this proxy statement. We are required to hold this vote by Section 14A of the Exchange Act. We currently conduct annual advisory votes on executive compensation and expect to conduct the next advisory vote at our next annual meeting in 2027.

As discussed in the Compensation Discussion and Analysis above, beginning on page 22, we have designed our executive compensation and benefit programs for our executive officers, including our Named Executive Officers, to advance the following core principles:

●	Competitive Pay for Our Market. We strive to compensate our executive officers at levels to ensure that we continue to attract and retain a highly competent, committed management team.

●	Align with Stockholders. We seek to align the interests, perspectives and decision-making of our executive officers with the interests of our stockholders primarily through equity grants.

We believe that a focus on these principles will benefit us and, ultimately, our stockholders in the long term by ensuring that we can attract and retain highly-qualified executive officers who are committed to our long-term success.

The Board invites you to carefully review the Compensation Discussion and Analysis beginning on page 22 and the tabular and other disclosures on compensation beginning on page 33, and cast a non-binding, advisory vote either for or against the following resolution:

“Resolved, that stockholders approve, on a non-binding, advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the compensation tables and narrative discussion contained in this Proxy Statement.”

While the vote does not bind the Board to any particular action, the Board values the input of our stockholders, and will take into account the outcome of this vote in considering future compensation arrangements.

Assuming a quorum is present at the Annual Meeting, the number of votes cast for the non-binding, advisory resolution to approve the Company’s executive compensation program must exceed the number of votes cast against it. Abstentions and broker non-votes will be counted as present in determining whether there is a quorum; however, they will not constitute a vote “for” or “against” the non-binding, advisory resolution and will be disregarded in the calculation of votes cast. A broker non-vote occurs when a broker submits a proxy card with respect to shares that the broker holds on behalf of another person but declines to vote on a particular matter, either because the broker elects not to exercise its discretionary authority to vote on the matter or does not have authority to vote on the matter.

THE COMPENSATION COMMITTEE AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT. SHARES OF THE COMPANY’S COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

Introductory Note to Proposal Nos. 4-6

Proposal Nos. 4 through 6 relate to amendments of our certificate of incorporation (the “Charter”). The Board recently undertook a review of our corporate governing documents and, following such review, amended our Bylaws to declassify the Board, as discussed further under “Proposal 1 – Election of Directors.” The declassification was intended to enhance our corporate governance to align with more modern standards, in particular by empowering stockholders to provide greater influence over the Board and corporate strategy, align with governance practices generally favored by proxy advisory firms and institutional stockholders, enhance Board and management accountability to stockholders, support flexibility and timely action with respect to stockholder input on Board composition, and better align stockholders’ economic exposure to the Company with their ability to impact our governance. The proposed amendments to our Charter are intended to further these objectives, as well as reflect the now declassified Board.

In amending our Bylaws to declassify our Board and recommending the changes to the Charter below, the Board also considered the significant stock ownership of certain trusts and other entities associated with our Chair and founder, Mike Hays. As of March 31, 2026, approximately 38.2% of our outstanding common stock was held by the Common Property Trust (the “Trust”), the principal holder of shares previously owned by Mr. Hays, and approximately 47.6% of our outstanding common stock was held by the Trust and other entities controlled by trustees or special power holders for the benefit of members of Mr. Hays’ family (collectively, the “Hays Family Entities”). The Board considered that these governance changes could potentially permit the Hays Family Entities to exert greater influence over the composition of our Board, including through voting or acting by written consent along with other stockholders to elect or remove Board members. The Board further considered that if the Hays Family Entities collectively were to acquire a majority of the Company’s outstanding shares, whether through their purchase of additional shares or as a result of the Company repurchasing its shares, the governance changes could permit the Hays Family Entities, if they act as a group, to remove and appoint members of the Board.

However, the Board also considered that Mr. Hays and the Hays Family Entities already have significant influence on the composition of the Board and the Company’s strategy, by virtue of their substantial ownership and by virtue of Mr. Hays’ position as Chair, former CEO, and founder of the Company. Moreover, the classified Board, supermajority voting provisions, and unanimous standard for stockholder action by written consent provide significant impediments for other stockholders to meaningfully influence the governance of the Company. By establishing a framework that provides for annual elections for all directors and a majority vote standard for most stockholder actions, the Board felt that the governance rights of all stockholders would be better aligned with their economic interest in the Company. After evaluating the foregoing considerations, the Board determined that declassifying the Board and recommending approval of Proposal Nos. 4-6 were in the best interests of the Company and its stockholders.

Each proposal is discussed in greater detail below, and is summarized as follows:

●	Proposal No. 4: This proposal seeks to amend the Charter to remove supermajority voting requirements for amendments to Article 6 of the Charter and Section 3.01 and 3.02 of the Bylaws.

●

Proposal No. 5: This proposal seeks to remove restrictions on removal of directors and permit directors to be removed without cause. This proposal is intended to amend our Charter to conform to the recent declassification of our Board, since under Delaware law directors serving on a non-classified Board can be removed without cause.

●

Proposal No. 6: This proposal seeks to amend Article 7 of our Charter regarding stockholder action by written consent. Currently, our Charter permits stockholders to act by written consent only if unanimous consent is obtained. This proposal seeks to change the unanimous requirement to a requirement that consent be obtained from stockholders holding the minimum number of votes that would be necessary to authorize the applicable action at a meeting.

We are submitting each of these amendments to stockholders as separate and independent proposals in accordance with SEC rules. The Board believes that each of the amendments set forth in Proposal Nos. 4-6 is advisable and in the best interests of the Company and its stockholders.

Different voting standards apply to the various provisions proposed to be amended or eliminated. Accordingly, different vote thresholds are required for the approval of Proposal Nos. 4-6, as specified in each Proposal below. None of Proposal Nos. 4-6 are conditioned on the approval of any other proposals.

Each of the proposed amendments set forth in Proposal Nos. 4-6 that are approved by the Company’s stockholders at the Annual Meeting will be reflected in a related certificate of amendment to the Charter and will become effective upon the filing of such certificate of amendment with the Secretary of State of the State of Delaware, which the Company intends to file as soon as reasonably practicable following the Annual Meeting. The Company may also file a Restated Certificate of Incorporation to integrate each of the approved amendments into a single document and make other non-substantive ministerial changes, such as conforming article numbering as needed. Each of Proposal Nos. 4-6 contains a redline excerpt of our amended Charter showing only the changes that would be made under such Proposal but not the other Proposals. Annex A to this proxy statement shows all of the proposed changes to our Charter pursuant to Proposal Nos. 4-6.

The following descriptions of the proposed amendments to the Charter are summaries and are qualified by reference to the text of the proposed amendments, which are reflected in Annex A to this proxy statement (with deletions to the current provisions indicated by “~~strike-outs~~” and additions indicated by “double underlining”).

PROPOSAL NO. 4 – APPROVAL OF CHARTER AMENDMENT TO REMOVE CERTAIN SUPERMAJORITY VOTING REQUIREMENTS IN ARTICLE 6 OF THE CHARTER, ALONG WITH CERTAIN CLARIFYING, CONFORMING, AND MINISTERIAL CHANGES

Section 6.A of our Charter provides that Sections 3.01 and 3.02 of our Bylaws cannot be amended without (i) the vote of stockholders holding at least 66 2/3% of the voting power of our outstanding stock; or (ii) the vote of at least two-thirds of the Board, plus one director. As noted above, our Board recently amended Section 3.01 and 3.02 of our Bylaws to declassify the Board, which our Board unanimously approved in satisfaction of the requirement set for in Section 6.A of our Charter.

In addition, Section 6.D(1) of our Charter provides that Article 6 of the Charter may not be amended without the vote of stockholders holding at least 66 2/3% of the voting power of our outstanding stock.

This Proposal 4 seeks to remove these supermajority voting requirements for amendments to our Charter and Bylaws. If Proposal 4 passes, then amendments to our Charter may generally be approved by a majority vote of our stockholders, and amendments to our Bylaws may generally be approved by a majority vote of our Board or a majority vote of our stockholders.

This Proposal 4 would also provide for certain other clarifying, conforming, and ministerial amendments in Article 6 of our Charter. This includes a new Section 6.E, which states that stockholders are not permitted to cumulate votes at any election of directors. Under Section 214 of the Delaware General Corporation Law (“DGCL”), in order for stockholders to cumulate votes in the election of directors, the certificate of incorporation must provide for cumulative voting. Our current Charter does not provide for cumulative voting and, therefore, we are currently governed by the default rule in Delaware, which is that stockholders are not entitled to cumulate votes. Accordingly, the addition of Section 6.E is not a substantive change but merely an affirmative statement of what Delaware law already provides.

If approved, Article 6 of the Charter will be revised as follows (with deletions to the current provisions indicated by “~~strike-outs~~” and additions indicated by “double underlining”):

ARTICLE 6

BOARD OF DIRECTORS

A.         General Powers, Number, ~~Classification and Tenure~~Tenure, and Qualifications of Directors. The general powers, number, ~~classification,~~ tenure and qualifications of the directors of the Corporation shall be as set forth in ~~Sections 3.01 and 3.02 of~~ Article III of the Bylaws of the Corporation (and as such ~~Sections~~Article III shall exist from time to time). ~~Such Sections 3.01 and 3.02 of the Bylaws, or any provision thereof, may only be amended, altered, changed or repealed by the affirmative vote of stockholders holding at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the then outstanding shares of all classes of capital stock of the Corporation generally possessing the voting rights in the election of directors, considered for this purpose as a single class; provided, however, that the Board of Directors, by resolution adopted by the Requisite Vote (as hereinafter defined), may amend, alter, change or repeal Sections 3.01 and 3.02 of the Bylaws, or any provision thereof, without a vote of the stockholders. As used herein, the term~~ “~~Requisite Vote~~” ~~shall mean the affirmative vote of at least two-thirds of the directors then in office plus one director, but in no case more than all of the directors then in office.~~

B.         Removal of Directors. Any director may be removed from office for cause by the affirmative vote of holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the then outstanding shares of stock of the voting group of stockholders that elected the director to be removed; provided, however, that if the Board of Directors by resolution adopted by the Requisite Vote shall have recommended removal of a director, then the stockholders may remove such director from office without cause by a majority vote of such outstanding shares.

C.         Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by the removal of a director or an increase in the number of directors, shall be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum of the Board of Directors; provided, however, that if the vacant office was held by a director elected by a voting group of stockholders, only the remaining directors elected by that voting group shall fill the vacancy. For purposes of this Article 6, a director elected by directors to fill a vacant office pursuant to this Section C shall be deemed to be a director elected by the same voting group of stockholders that elected the director(s) who voted to fill the vacancy. Any director elected pursuant to this Section C shall serve until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified.

D.         ~~Amendments.~~

~~(1)         Notwithstanding any other provision of this Certificate of Incorporation, the provisions of this Article 6 may be amended, altered, changed or repealed only by the affirmative vote of stockholders holding at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the then outstanding shares of all classes of capital stock of the Corporation generally possessing voting rights in the election of directors, considered for this purpose as a single class.~~

~~(2)~~        Preferred Stock Rights. Notwithstanding the foregoing and any provisions in the Bylaws of the Corporation, whenever the holders of any one or more series of Preferred Stock issued by the Corporation pursuant to Article 4 hereof shall have the right, voting separately as a class or by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the series of Preferred Stock applicable thereto, and such directors so elected shall not be divided into classes unless expressly provided by the terms of the applicable series.

E.         No Cumulative Voting. No stockholder will be permitted to cumulate votes at any election of directors.

The foregoing excerpt reflects only the changes to Article 6 which are the subject of this Proposal No. 4. Additional changes to Section 6.B are proposed in Proposal No. 5 and are not reflected in the foregoing excerpt. Annex A to this proxy statement reflects all proposed changes to our Charter under Proposal Nos. 4-6.

In recommending this Proposal No. 4, the Board considered the factors described in “Introductory Note to Proposal Nos. 4-6” above, as well as prevailing market practices in favor of majority voting, the views of proxy advisors and other governance stakeholders, and the Company’s desire to be responsive to stockholder concerns and preferences and maintain an overall commitment to maintaining strong governance practices. After weighing these considerations, the Board determined that eliminating all these supermajority voting requirements is in the best interests of the Company and its stockholders.

Required Vote

Approval of this Proposal No. 4 requires an affirmative vote of holders of at least 66 2/3% of our outstanding common stock. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” this proposal.

THE BOARD RECOMMENDS AMENDING OUR CHARTER AS SET FORTH ABOVE AND URGES EACH STOCKHOLDER TO VOTE “FOR” SUCH AMENDMENT. SHARES OF THE COMPANY’S COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” AMENDING OUR CHARTER AS SET FORTH ABOVE.

PROPOSAL NO. 5 – APPROVAL OF CHARTER AMENDMENT TO DELETE RESTRICTIONS ON REMOVAL OF DIRECTORS WITHOUT CAUSE, ALONG WITH CERTAIN CLARIFYING, CONFORMING, AND MINISTERIAL CHANGES

Section 6.B of our Charter provides that directors may be removed as follows:

1.	Directors may be removed “for cause” by the vote of stockholders holding at least 66 2/3% of the voting power of our outstanding stock; or

2.

Directors may be removed without cause by the vote of stockholders holding a majority of the voting power of our outstanding stock, if such removal is recommended by at least two-thirds of the Board, plus one director.

This Proposal No. 5 seeks to eliminate these limitations on Director removal. In addition, conforming and related clarifying changes would be made to Section 6.C to provide for filling any vacancy created by the removal of a director. If approved, Section 6.B and 6.C will be revised as follows (with deletions to the current provisions indicated by “~~strike-outs~~” and additions indicated by “double underlining”):

B.         Removal of Directors. Subject to the rights of the holders of any one or more series of Preferred Stock,~~A~~any director may be removed from office ~~for~~ at any time, with or withoutcause, by the affirmative vote of the holders of at least ~~sixty-six and two-thirds percent (66-2/3%)~~a majority of the voting power of the then issued andoutstanding shares of stock then entitled to vote in the election of directors of the voting group of stockholders that elected the director to be removed~~; provided, however, that if the Board of Directors by resolution adopted by the Requisite Vote shall have recommended removal of a director, then the stockholders may remove such director from office without cause by a majority vote of such outstanding shares~~.

C.         Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by the removal of a director or an increase in the number of directors, shall be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum of the Board of Directors, or by a sole remaining director, unless (i) otherwise provided~~, however, that if~~by law, (ii) the Board of Directors determines by resolution that any such vacancy or newly created directorship shall be filled by the stockholders, or (iii) in the case of removal in accordance with Section B above, the holders of at least a majority of the voting power of the then issued and outstanding shares of stock then entitled to vote in the election of directors of the voting group of stockholders that elected the director(s) so removed shall designate the successor(s) in the action effecting such removal; provided, however, that if the vacant office was held by a director elected by a voting group of stockholders, only the remaining directors (if any) elected by that voting group or the voting group of stockholdersshall fill the vacancy. For purposes of this Article 6, a director elected by directors to fill a vacant office pursuant to this Section C shall be deemed to be a director elected by the same voting group of stockholders that elected the director(s) who voted to fill the vacancy. Any director elected pursuant to this Section C shall serve until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified.

The foregoing excerpt reflects only the changes to Section 6.B and Section 6.C which are the subject of this Proposal No. 5. Additional changes to Article 6 are proposed in Proposal No. 4 and are not reflected in the foregoing excerpt. Annex A to this proxy statement reflects all proposed changes to our Charter under Proposal Nos. 4-6.

Under DGCL Section 141(k), a corporation with a classified Board may only have its directors removed for cause unless otherwise provided in the corporation’s certificate of incorporation. However, when a corporation does not have a classified Board, DGCL Section 141(k) provides that directors may be removed at any time, with or without cause, by the vote of stockholders holding a majority of the corporation’s outstanding shares.

As noted above, our Board recently amended our Bylaws to declassify the Board. Accordingly, the limitations on director removal provided in Section 6.B no longer reflect our Board structure and are inconsistent with Delaware law. The changes to Sections 6.B and 6.C are intended to conform our Charter to reflect our recently declassified Board.

Required Vote

Approval of this Proposal No. 5 requires an affirmative vote of holders of at least 66 2/3% of our outstanding common stock. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” this proposal.

THE BOARD RECOMMENDS AMENDING OUR CHARTER AS SET FORTH ABOVE AND URGES EACH STOCKHOLDER TO VOTE “FOR” SUCH AMENDMENT. SHARES OF THE COMPANY’S COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” AMENDING OUR CHARTER AS SET FORTH ABOVE.

PROPOSAL NO. 6 – APPROVAL OF CHARTER AMENDMENT TO CHANGE THE VOTING REQUIREMENT FOR STOCKHOLDER ACTION BY WRITTEN CONSENT IN LIEU OF A MEETING FROM UNANIMOUS TO THE VOTING POWER THAT WOULD BE REQUIRED TO GIVE EFFECT TO THE ACTION IF IT WERE APPROVED AT A MEETING, ALONG WITH CERTAIN CLARIFYING, CONFORMING, AND MINISTERIAL CHANGES

Article 7 of our Charter currently provides that any action of stockholders that could be taken at a meeting of stockholders may instead be taken without a meeting if a written consent approving the action is signed by all of the stockholders entitled to vote on the action to be taken. This Proposal No. 6 seeks to change the required consent from unanimous to the number of votes that would be required at a meeting, which in most instances will be a majority. If approved, Article 7 of our Charter would be revised as follows (with deletions to the current provisions indicated by “~~strike-outs~~” and additions indicated by “double underlining”):

ARTICLE 7

STOCKHOLDER ACTION BY WRITTEN CONSENT

Any action required or permitted by this Certificate of Incorporation or the Bylaws of the Corporation or any provision of the DGCL to be taken at an Annual Meeting or Special Meeting of Stockholders may be taken without a meeting if a written consent or consents (including electronic transmission(s)), describing the action so taken, is signed by ~~all of the stockholders~~holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote ~~with respect to the subject matter thereof~~thereon were present and voted and isdelivered to the Corporation for inclusion in the corporation records.

This Proposal 6 would also provide for various other clarifying, conforming, and ministerial changes in our Charter, which are fully reflected in Annex A, including deleting the reference to our incorporator.

As part of its governance review, the Board considered the advantages and disadvantages of changing the voting standard for stockholder action by written consent, including the factors described in “Introductory Note to Proposal Nos. 4-6” above. The Board further considered that the current unanimous standard imposes substantial impediments on stockholders’ practical ability to act by written consent. As a publicly traded company, we have many stockholders, some of whom may be difficult to contact or identify, and we believe obtaining alignment and written consent from each and every stockholder would prove impracticable in most instances. The Board further considered that restrictions on stockholder action by written consent are generally intended to facilitate corporate stability by requiring stockholder action to occur at a duly called and convened stockholder meeting. The current unanimous standard for stockholder action by written consent may also have the effect of providing anti-takeover protection to the Company. However, many institutional investors and proxy advisory firms view standards which effectively prevent stockholder action by written consent as conflicting with principles of good corporate governance by preventing stockholders from fully exercising their voting rights as stockholders due to the need to convene at an annual or special meeting to effect change.

After weighing these considerations, the Board determined that amending the requisite vote for stockholder action by written consent is in the best interests of the Company and its stockholders.

Required Vote

Approval of this Proposal No. 6 requires an affirmative vote of holders of a majority of our outstanding common stock. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” this proposal.

THE BOARD RECOMMENDS AMENDING OUR CHARTER AS SET FORTH ABOVE AND URGES EACH STOCKHOLDER TO VOTE “FOR” SUCH AMENDMENT. SHARES OF THE COMPANY’S COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” AMENDING OUR CHARTER AS SET FORTH ABOVE.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP acted as the independent registered public accounting firm for us in 2025. The Audit Committee is solely responsible for the selection, retention, oversight and, when appropriate, termination of our independent registered public accounting firm.

The fees to KPMG LLP for the fiscal years ended December 31, 2025 and 2024 were as follows:

	2025	2024
Audit Fees(1)	$548,000	$535,275
Audit-Related Fees(2)	138,900	133,000
Tax Fees(3)	160,275	120,142
All Other Fees	-	-
Total	$847,175	$788,417

(1)	Audit of annual financial statements, review of financial statements included in Form 10-Q and other services normally provided in connection with statutory and regulatory filings.
(2)	Information security audit services.
(3)	Tax consultations and tax return preparation including out-of-pocket expenses.

The Audit Committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by our independent registered public accounting firm. Pursuant to these policies and procedures, the Audit Committee may form, and delegate authority to, subcommittees consisting of one or more members when appropriate to grant such pre-approvals, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. The Audit Committee’s pre-approval policies do not permit the delegation of the Audit Committee’s responsibilities to management. In 2025, the Audit Committee pre-approved all services provided by our independent registered public accounting firm, and no fees to the independent registered public accounting firm were approved pursuant to the de minimis exception under the Securities and Exchange Commission’s rules.

MISCELLANEOUS

Expenses

The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular associates of the Company. Such individuals will not be paid any additional compensation for such solicitation. We will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.

Multiple Stockholders Sharing the Same Address

Pursuant to the rules of the Securities and Exchange Commission, services that deliver our communications to stockholders that hold their stock through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of our annual report to stockholders and proxy statement, unless we have received contrary instructions from one or more of the stockholders. Upon written or oral request, we will promptly deliver a separate copy of the annual report to stockholders and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered. For future deliveries of annual reports to stockholders and/or proxy statements, stockholders may also request that we deliver multiple copies at a shared address to which a single copy of each document was delivered. Stockholders sharing an address who are currently receiving multiple copies of the annual report to stockholders and/or proxy statement may also request delivery of a single copy. Stockholders may notify us of their requests by calling or writing Michelle Bachman, Executive Secretary, NRC Health, at (402) 475-2525 or 1245 Q Street, Lincoln, Nebraska 68508.

Stockholder Proposals

Matters for Inclusion in the Proxy Materials for the 2027 Annual Meeting of Stockholders

Matters for inclusion in the proxy materials for the 2027 Annual Meeting of Stockholders, other than nominations of directors, must be received by the Company by the close of business on January , 2027. However, if the date of the 2027 Annual Meeting of Stockholders is more than thirty days before June 23, 2026, then the deadline for submitting any such proposal for inclusion in the proxy materials relating to the 2027 Annual Meeting of Stockholders will be a reasonable time before we begin to print or mail such proxy materials. All proposals must comply with Rule 14a-8 under the Exchange Act.

Matters for Consideration at the 2027 Annual Meeting of Stockholders, but not for Inclusion in the Proxy Materials

Matters for consideration at the 2027 Annual Meeting of Stockholders, but not for inclusion in the proxy materials, must be received by the Company no earlier than February 23, 2027, and no later than March 25, 2027. In the event, however, that the date of the 2027 Annual Meeting of Stockholders is advanced by more than thirty days or delayed by more than sixty days from the anniversary of this year’s Annual Meeting, notice of the proposal must be received by the Company not earlier than the 120th day prior to the date of the 2027 Annual Meeting of Stockholders and not later than the close of business on the later of (x) the 90th day prior 2027 Annual Meeting of Stockholders and (y) the 10th day following the day on which public announcement of the date of such meeting is first made. The proposal must meet all the requirements set forth in our Bylaws.

Nominations of Individuals for Election as Directors at the 2027 Annual Meeting of Stockholders Using Proxy Access

Our Bylaws include a proxy access provision. Stockholders who meet the requirements set forth in our Bylaws may submit director nominations for inclusion in the proxy materials. Proxy access nominations for the 2027 Annual Meeting of Stockholders must be received by the Company no earlier than December  , 2026 and no later than January  , 2027. However, if the date of the 2027 Annual Meeting of Stockholders is more than thirty days before or after June 23, 2027, then the deadline for submitting any such proxy access nominations is the later of the close of business on the date that is 180 days prior to the date of the 2027 Annual Meeting of Stockholders or the tenth day following the date that such date of the 2027 Annual Meeting of Stockholders is first publicly announced or disclosed. Proxy access nominations must meet all the requirements set forth in our Bylaws and include the additional information required by Rule 14a-19(b) under the Exchange Act.

Nominations of Individuals for Election as Directors at the 2027 Annual Meeting of Stockholders (other than through Proxy Access)

Under our Bylaws, notice by stockholders who intend to nominate directors at the 2027 Annual Meeting of Stockholders (other than through proxy access as described above) must be received by the Company no earlier than February 23, 2027, and no later than March 25, 2027. In the event, however, that the date of the 2027 Annual Meeting of Stockholders is advanced by more than thirty days or delayed by more than sixty days from the anniversary of this year’s Annual Meeting, notice of the nomination must be received by the Company not earlier than the 120th day prior to the date of the 2027 Annual Meeting of Stockholders and not later than the close of business on the later of (x) the 90th day prior 2027 Annual Meeting of Stockholders and (y) the 10th day following the day on which public announcement of the date of such meeting is first made. The notice of director nomination must meet all the requirements set forth in our Bylaws.

By Order of the Board of Directors NRC HEALTH /s/ Shane Harrison Shane Harrison Chief Financial Officer, Treasurer, and Secretary

May   , 2026

ANNEX A

NRC HEALTH

FIRST AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

ARTICLE 1

NAME

The name of the corporation is NRC Health (the “Corporation”).

ARTICLE 2

REGISTERED OFFICE; REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company.

ARTICLE 3

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as the same may be amended (the “DGCL”).

ARTICLE 4

AUTHORIZED CAPITAL

The aggregate number of shares which the Corporation shall have the authority to issue is One Hundred-Twelve Million (112,000,000) shares, consisting of: (i) One Hundred-Ten Million (110,000,000) shares of a class designated as “Common Stock,” with a par value of $.001 per share; and (ii) Two Million (2,000,000) shares of a class designated as “Preferred Stock,” with a par value of $.01 per share.

The designation, relative rights, preferences and limitations of the shares of each class and the authority of the Board of Directors of the Corporation to establish and to designate series of Preferred Stock and to fix variations in the relative rights, preferences and limitations as between such series, shall be as set forth herein.

A.	Preferred Stock.

(1)   Series and Variations Between Series. The Board of Directors of the Corporation is authorized, to the full extent permitted under the DGCL and the provisions of this Section A, to provide for the issuance of the Preferred Stock in series, each of such series to be distinctively designated, and to have such redemption rights, dividend rights, rights on dissolution or distribution of assets, conversion or exchange rights, voting powers, designations, preferences and relative participating, optional or other special rights, if any, and such qualifications, limitations or restrictions thereof as shall be provided by the Board of Directors of the Corporation consistent with the provisions of this Article 4.

(2)    Dividends. Before any dividends shall be paid or set apart for payment upon shares of Common Stock, the holders of each series of Preferred Stock shall be entitled to receive dividends at the rate (which may be fixed or variable) and at such times as specified in the particular series. The holders of shares of Preferred Stock shall have no rights to participate with the holders of shares of Common Stock in any distribution of dividends in excess of the preferential dividends, if any, fixed for such Preferred Stock.

(3)    Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of each series of Preferred Stock shall be entitled to receive out of the assets of the Corporation in money or money’s worth the preferential amount, if any, specified in the particular series for each share at the time outstanding together with all accrued but unpaid dividends thereon, before any of such assets shall be paid or distributed to holders of Common Stock. The holders of Preferred Stock shall have no rights to participate with the holders of Common Stock in the assets of the Corporation available for distribution to stockholders in excess of the preferential amount, if any, fixed for such Preferred Stock.

(4)    Voting Rights. The holders of Preferred Stock shall have only such voting rights as are fixed for shares of each series by the Board of Directors pursuant to this Section A or are provided, to the extent applicable, by the DGCL.

B.	Common Stock

(1)    Voting Rights. Except as otherwise provided by the DGCL, and except as may be determined by the Board of Directors with respect to the Preferred Stock pursuant to Section A of this Article 4, only the holders of Common Stock shall be entitled to vote for the election of directors of the Corporation and for all other corporate purposes. Upon any such vote the holders of Common Stock shall, except as otherwise provided by law, be entitled to one vote for each share of Common Stock held by them respectively.

(2)    Dividends. Subject to the provisions of this Article 4, the Board of Directors of the Corporation may, in its sole discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends or other distributions on the Common Stock.

(3)    Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of Preferred Stock the full preferential amounts, if any, to which they are entitled, the holders of outstanding shares of Common Stock shall be entitled to receive pro rata, according to the number of shares held by each, the remaining assets of the Corporation available for distribution to the holders of Common Stock.

C.    Preemptive Rights. No holder of shares of any class of capital stock of the Corporation shall have any preferential or preemptive right to acquire unissued shares of capital stock of the Corporation or securities convertible into such shares or conveying a right to subscribe for or acquire shares.

ARTICLE 5

BYLAWS

In furtherance and not in limitations of the powers conferred by the DGCL, the Board of Directors is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, the bylaws of the Corporation (as the same may be amended and/or restated from time to time, the “Bylaws”) without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation.

ARTICLE 6

BOARD OF DIRECTORS

A.   General Powers, Number, ~~Classification and Tenure~~Tenure, and Qualifications of Directors. The general powers, number, ~~classification,~~ tenure and qualifications of the directors of the Corporation shall be as set forth in ~~Sections 3.01 and 3.02 of~~ Article III of the Bylaws of the Corporation (and as such ~~Sections~~Article III shall exist from time to time). ~~Such Sections 3.01 and 3.02 of the Bylaws, or any provision thereof, may only be amended, altered, changed or repealed by the affirmative vote of stockholders holding at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the then outstanding shares of all classes of capital stock of the Corporation generally possessing the voting rights in the election of directors, considered for this purpose as a single class; provided, however, that the Board of Directors, by resolution adopted by the Requisite Vote (as hereinafter defined), may amend, alter, change or repeal Sections 3.01 and 3.02 of the Bylaws, or any provision thereof, without a vote of the stockholders. As used herein, the term~~ “~~Requisite Vote~~” ~~shall mean the affirmative vote of at least two-thirds of the directors then in office plus one director, but in no case more than all of the directors then in office.~~

B.    Removal of Directors. Subject to the rights of the holders of any one or more series of Preferred Stock,~~A~~any director may be removed from office ~~for~~ at any time, with or withoutcause, by the affirmative vote of the holders of at least ~~sixty-six and two-thirds percent (66-2/3%)~~a majority of the voting power of the then issued and outstanding shares of stock then entitled to vote in the election of directors of the voting group of stockholders that elected the director to be removed~~; provided, however, that if the Board of Directors by resolution adopted by the Requisite Vote shall have recommended removal of a director, then the stockholders may remove such director from office without cause by a majority vote of such outstanding shares~~.

C.    Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by the removal of a director or an increase in the number of directors, shall be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum of the Board of Directors, or by a sole remaining director, unless (i) otherwise provided~~, however, that~~by law, (ii) the Board of Directors~~,~~ determines by resolution that any such vacancy or newly created directorship shall be filled by the stockholders, or (iii) in the case of removal in accordance with Section B above, the holders of at least a majority of the voting power of the then issued and outstanding shares of stock then entitled to vote in the election of directors of the voting group of stockholders that elected the director(s) so removed shall designate the successor(s) in the action effecting such removal; provided, however, that if the vacant office was held by a director elected by a voting group of stockholders, only the remaining directors (if any) elected by that voting group or the voting group of stockholders shall fill the vacancy. For purposes of this Article 6, a director elected by directors to fill a vacant office pursuant to this Section C shall be deemed to be a director elected by the same voting group of stockholders that elected the director(s) who voted to fill the vacancy. Any director elected pursuant to this Section C shall serve until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified.

~~D.     Amendments.~~

~~(1)    Notwithstanding any other provision of this Certificate of Incorporation, the provisions of this Article 6 may be amended, altered, changed or repealed only by the affirmative vote of stockholders holding at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the then outstanding shares of all classes of capital stock of the Corporation generally possessing voting rights in the election of directors, considered for this purpose as a single class.~~

D. ~~(2)~~Preferred Stock Rights.Notwithstanding the foregoing and any provisions in the Bylaws of the Corporation, whenever the holders of any one or more series of Preferred Stock issued by the Corporation pursuant to Article 4 hereof shall have the right, voting separately as a class or by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the series of Preferred Stock applicable thereto, and such directors so elected shall not be divided into classes unless expressly provided by the terms of the applicable series.

E.     No Cumulative Voting. No stockholder will be permitted to cumulate votes at any election of directors.

ARTICLE 7

STOCKHOLDER ACTION BY WRITTEN CONSENT

Any action required or permitted by this Certificate of Incorporation or the Bylaws of the Corporation or any provision of the DGCL to be taken at an Annual Meeting or Special Meeting of Stockholders may be taken without a meeting if a written consent or consents (including electronic transmission(s)), describing the action so taken, is signed by ~~all of the stockholders~~holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote ~~with respect to the subject matter thereof~~thereon were present and voted and is delivered to the Corporation for inclusion in the corporation records.

ARTICLE 8

LIMITATION ON LIABILITY

To the fullest extent permitted by the DGCL, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the filing of ~~the~~this Certificate of Incorporation of which this ~~Section A~~Article 8 is a part to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Neither any amendment nor repeal of this Article 8, nor adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article 8, shall eliminate or reduce the effect of this Article 8 in respect of any matter occurring, or any cause of action, suit or proceeding accruing or arising that, but for this Article 8, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE 9

DGCL SECTION 203

The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE 10

BOOKS AND RECORDS

The books and records of the Corporation may be kept, subject to the DGCL, outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE 11

AMENDMENTS

Subject to the provisions hereof, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

~~ARTICLE 12~~

~~INCORPORATOR~~

~~The name and mailing address of the Incorporator are as follows:~~

~~The incorporator is Kevin R. Karas, whose address is 1245 Q Street, Lincoln, Nebraska 68508.~~

~~[Remainder of page intentionally left blank.]~~

~~I, THE UNDERSIGNED, being the Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make, file and record this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true and, accordingly, have hereunto set my hand this 30th day of June, 2021.~~

~~/s/ Kevin R. Karas Kevin R. Karas  Sole Incorporator~~

IN WITNESS WHEREOF, the undersigned has executed this First Amended and Restated Certificate of Amendment as of the date first written above.

NRC HEALTH By: Name: Shane Harrison Title: Secretary

nrc HEALTH

NRC HEALTH (F/K/A NATIONAL RESEARCH CORPORATION)
1245 Q STREET
LINCOLN, NE 68508-1430
ATTN: SHANE HARRISON

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 22, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NRC2026**

The Meeting will be a virtual meeting of stockholders, which will be conducted exclusively via live webcast. You may attend the Meeting via Internet and vote during the Meeting. Have the information that is printed on the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59P.M. ET on June 22, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V91261-P50360 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NRC HEALTH (F/K/A NATIONAL RESEARCH CORPORATION)

The Board of Directors recommends you vote FOR the following:

1. ELECTION OF DIRECTORS: To elect each of the seven director nominees named in the proxy statement.

Nominees:	**For**	**Against**	**Abstain**
1a. Parul Bhandari	☐	☐	☐
1b. Donald M. Berwick	☐	☐	☐
1c. Trent Green	☐	☐	☐
1d. Michael D. Hays	☐	☐	☐
1e. Stephen H. Lockhart	☐	☐	☐
1f. John N. Nunnelly	☐	☐	☐
1g. Penny A. Wheeler	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Signature(s) in Box(es)
Please sign exactly as name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com.

V91262-P50360

NRC HEALTH (F/K/A NATIONAL RESEARCH CORPORATION)
2026 ANNUAL MEETING OF STOCKHOLDERS
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Trent Green and Shane Harrison, and each of them, as Proxies with the power of substitution (to act jointly or, if only one acts, then by that one) and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock of NRC Health (f/k/a National Research Corporation) held of record by the undersigned on April 24, 2026, at the Annual Meeting of Stockholders to be held on June 23, 2026, or any adjournment or postponement thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all of the nominees for director in Proposal 1 and FOR Proposals 2, 3, 4, 5, and 6, and at the discretion of the proxies upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side